UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Golden Minerals Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2023 Annual Meeting of Stockholders

To Our Stockholders,

The 2023 annual meeting of stockholders of Golden Minerals Company will be held at 350 Indiana St., first floor conference center, on Friday, May 26, 2023, at 1:00 p.m. Mountain Time. For instructions on how to attend and vote your shares at the annual meeting, see the information in the accompanying Proxy Statement. The annual meeting of stockholders will be held for the following purposes:

1.	To elect seven directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected;
2.	To ratify the appointment of Armanino, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	To approve the Golden Minerals Company 2023 Equity Incentive Plan;
4.

To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from 1-for-2 shares up to 1-for-25 shares, which ratio will be selected by our Board of Directors and set forth in a public announcement;

5.

To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock concurrent with the reverse stock split in the amount illustrated under the table “Relationship Between the Reverse Stock Split and the Authorized Share Reduction”; and

6.	To approve an amendment to our Amended and Restated Certificate of Incorporation to allow for exculpation of officers; and
7.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors recommends a vote “FOR” each of the director nominees and “FOR” Proposals 2, 3, 4, 5 and 6.

You are entitled to attend and vote at the annual meeting, or any postponement or adjournment of the meeting, if you are a holder of our common stock at the close of business on March 27, 2023. This Proxy Statement, proxy card and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2022, are first being sent to stockholders on or around April 10, 2023.

Your vote is important. Whether or not you plan to attend the annual meeting, you are urged to vote as soon as possible to ensure your shares are represented and voted at the annual meeting.

If you are a stockholder of record or “registered stockholder”:

How You Can Vote

We use the “Notice and Access” model permitted by the U.S. Securities and Exchange Commission for distributing our annual meeting materials electronically to certain stockholders. Some stockholders may also automatically receive our annual meeting materials in paper form. You may choose to receive your materials in either format. Please see “Internet Availability of Proxy Materials” on page 5 of the Proxy Statement for more information.

To make sure that your shares are represented at the meeting, please cast your vote by one of the following methods:

Online	Go to www.proxypush.com/AUMN and follow the instructions provided. You will need the Control Number provided on your proxy card.

Telephone	Dial 1-866-858-9426 using a touch-tone telephone and following the menu instructions.

Mail	Complete and sign a paper proxy card or instruction form and mail it in the postage-paid envelope.

During the Meeting	You may vote in person at the annual meeting

If you are a beneficial stockholder and hold your shares through a broker, bank or other nominee:

You should follow the instructions in the Notice or voting instructions provided by your broker or nominee. In these cases, you may vote by Internet, telephone or mail. You may vote your shares beneficially held through your broker if you attend the annual meeting and you obtain a legal proxy from your broker giving you the legal right to vote the shares at the annual meeting.

How You Can Access Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2023 annual meeting:

The Proxy Statement, Proxy Card and Annual Report to Stockholders for the year ended December 31, 2022 are available on the Internet at http://www.proxydocs.com/AUMN.

April 10, 2023

Cordially,

Julie Z. Weedman

Corporate Secretary

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD OR SUBMIT YOUR PROXY AND/OR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING IN PERSON MAY REVOKE THEIR PROXIES AND VOTE IN PERSON ONLINE DURING THE MEETING IF THEY SO DESIRE.

Proxy Statement

GOLDEN MINERALS COMPANY

350 Indiana Street, Suite 650

Golden, Colorado 80401

This Proxy Statement is furnished to the stockholders of Golden Minerals Company (“Golden Minerals,” the “Company,” “we” or “our”) in connection with the solicitation of proxies by the board of directors of Golden Minerals to be voted at the annual meeting of stockholders on May 26, 2023, or at any postponements or adjournments of the annual meeting. Our annual meeting is being held for the purposes set forth in the accompanying Notice of 2023 Annual Meeting of Stockholders. The Proxy Statement, proxy card and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2022, were made available to stockholders on or about April 10, 2023.

INTERNET AVAILABILITY OF PROXY MATERIALS

We will furnish our proxy materials through “Notice and Access” via the Internet in accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”). In accordance with the “Notice and Access” model, we will furnish a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders who will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of proxy materials. The Notice will contain instructions on how to access our proxy materials and how to vote. In addition, stockholders may request proxy materials in printed form by mail or electronically by email by writing to Karen Winkler, Director of Investor Relations, Golden Minerals Company, 350 Indiana Street, Suite 650, Golden, Colorado 80401 or at investor.relations@goldenminerals.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting to be Held on May 26, 2023: The Proxy Statement, Proxy Card, and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2022, are available at http://www.proxydocs.com/AUMN.

ABOUT THE MEETING

You have received these proxy materials because our board of directors is soliciting your proxy to vote your common stock at the annual meeting of stockholders to be held on May 26, 2023. This Proxy Statement describes matters on which we would like you to vote at our annual meeting. It also provides you with information on these matters so that you may make an informed decision.

HOW TO ATTEND THE ANNUAL MEETING

All stockholders as of the close of business on the March 27, 2023 record date (or their duly appointed proxies) may attend the meeting. If you are not a stockholder of record but hold your shares through a broker, bank or other holder of record (i.e., in “street name”) and wish to attend the meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 27, 2023, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 12:30 P.M. Denver time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

HOW YOU CAN VOTE

We encourage stockholders to submit their votes in advance of the meeting. You may elect to vote by one of four methods.

If you are a stockholder of record or “registered stockholder”:

Online	Go to www.proxypush.com/AUMN and follow the instructions provided. You will need the Control Number provided on your proxy card.

Telephone	Dial 1-866-858-9426 using a touch-tone telephone and following the menu instructions.

Mail	Complete and sign a paper proxy card or instruction form and mail it in the postage-paid envelope

During the Meeting	You may vote in person at the meeting.

If you are a beneficial stockholder:

You should follow the instructions in the Notice or voting instructions provided by your broker or nominee. In these cases, you may vote by Internet, telephone or mail. You may vote your shares beneficially held through your broker if you attend the annual meeting and you obtain a legal proxy from your broker giving you the legal right to vote the shares at the annual meeting.

PROPOSALS FOR THE 2023 ANNUAL MEETING

At our annual meeting, stockholders will vote on the following six items of business:

(1)	To elect seven directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected;

(2)	To ratify the appointment of Armanino, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)	To approve the Golden Minerals Company 2023 Equity Incentive Plan;

(4)

To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from 1-for-2 shares up to 1-for-25 shares, which ratio will be selected by our Board of Directors and set forth in a public announcement;

(5)

To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock concurrent with the reverse stock split in the amount illustrated under the table “Relationship Between the Reverse Stock Split Ratio and the Authorized Share Reduction”; and

(6)	To approve an amendment to our Amended and Restated Certificate of Incorporation to allow for exculpation of officers.

Stockholders will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Our board of directors recommends that you vote:

●	FOR the election of each of the seven nominated directors (see “Proposal 1”)
●	FOR the ratification of the appointment of Armanino, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (see “Proposal 2”)
●	FOR the approval of the Golden Minerals Company 2023 Equity Incentive Plan (see “Proposal 3”)
●

FOR the approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from 1-for-2 shares up to 1-for-25 shares, which ratio will be selected by our Board of Directors and set forth in a public announcement; (see “Proposal 4”)

●

FOR the approval of a proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock concurrent with the reverse stock split in the amount illustrated under the table “Relationship Between the Reverse Stock Split Ratio and the Authorized Share Reduction” (see “Proposal 5”);

●	FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to allow for exculpation of officers (see “Proposal 6”)

With respect to any other matter that properly comes before the meeting, any of the officers named as proxy holder will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

SHARES ENTITLED TO VOTE

As of the close of business on March 27, 2023, the record date for the meeting, we had 172,173,047 shares of common stock outstanding. This amount includes 461,672 shares of unvested restricted common stock issued pursuant to our Amended and Restated 2009 Equity Incentive Plan, which are not entitled to vote at the meeting. Therefore, as of March 27, 2023, 171,711,375 shares of common stock were outstanding and are entitled to vote at the annual meeting. You can vote all of the shares that you owned as of the close of business on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. You may vote by proxy via the Internet or telephone by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by filling out the proxy card included with the materials or by calling the toll-free number found on the proxy card.

Beneficial Owner. If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the annual meeting.

STOCKHOLDERS ENTITLED TO ATTEND THE MEETING

All stockholders as of the March 27, 2023, record date (or their duly appointed proxies) may attend the meeting.

QUORUM

The presence at the meeting, in person or by proxy, of the holders of one-third (at least 33 and 1/3%) of the shares of our common stock outstanding and entitled to vote as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you properly submit a proxy, even if you abstain from voting or cast a “withhold” vote, then your shares will be counted for purposes of determining the presence of a quorum. If a broker or bank indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

HOW YOU MAY VOTE ON EACH PROPOSAL

●	Proposal 1: In the election of directors, you may vote FOR any one or all of the nominees, or your vote may be WITHHELD with respect to any one or all of the nominees.

●	Proposal 2: For the ratification of the appointment of Armanino, LLP, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

●	Proposal 3: For the approval of our 2023 Equity Incentive Plan, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

●

Proposal 4: For the approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from 1-for-2 shares up to 1-for-25 shares, which ratio will be selected by our Board of Directors and set forth in a public announcement, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

●

Proposal 5: For the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock concurrent with the reverse stock split in the amount illustrated under the table “Relationship Between the Reverse Stock Split Ratio and the Authorized Share Reduction”, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

●

Proposal 6: For the approval of an amendment to our Amended and Restated Certificate of Incorporation allowing for exculpation of officers, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

VOTES REQUIRED FOR APPROVAL

Proposal 1 – Election of Directors. Seven candidates will be elected by a plurality of affirmative votes of the outstanding shares of common stock present at the meeting (either in person or by proxy). That is, the seven candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors. Because the candidates that receive the highest number of affirmative votes will be elected to serve on the board, a “withhold” vote or a broker non-vote will not affect the outcome of the election.

Proposal 2 – Ratification of Armanino, LLP. The affirmative vote of a majority of the outstanding shares of common stock present at the meeting (either in person or by proxy) and entitled to vote on this matter will be required for ratification. Abstentions, which are included in the calculation of the number of shares present or represented by proxy and entitled to vote at the meeting, will have the effect of a vote “against” the proposal.

Proposal 3 – Approval of the Golden Minerals Company 2023 Equity incentive Plan. The affirmative vote of a majority of the outstanding shares of common stock present at the meeting (either in person or by proxy) and entitled to vote on this matter will be required for approval. Abstentions, which are included in the calculation of the number of shares present or represented by proxy and entitled to vote at the meeting, will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote for this proposal.

Proposal 4 – Approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from 1-for-2 shares up to 1-for-25 shares, which ratio will be selected by our Board of Directors and set forth in a public announcement. The affirmative vote of a majority of the shares outstanding and entitled to vote on this matter will be required for approval. Because the voting threshold for this proposal is a majority of the voting power of the outstanding shares of common stock, abstentions will have the effect of a vote “against” the proposal.

Proposal 5 – Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated under the table “Relationship Between the Reverse Stock Split Ratio and the Authorized Share Reduction”. The affirmative vote of a majority of the shares outstanding and entitled to vote on this matter will be required for approval. Because the voting threshold for this proposal is a majority of the voting power of the outstanding shares of common stock, abstentions will have the effect of a vote “against” the proposal.

Proposal 6 – Approval of an amendment to our Amended and Restated Certificate of Incorporation to allow for officer exculpation. The affirmative vote of a majority of the shares outstanding and entitled to vote on this matter will be required for approval. Because the voting threshold for this proposal is a majority of the voting power of the outstanding shares of common stock, abstentions and broker non-votes will have the effect of a vote “against” the proposal.

RIGHTS OF DISSENTERS

No action is proposed at this meeting for which the laws of the state of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

HOW PROXIES WILL BE TABULATED AND VOTED

Votes will be tabulated by Donnelley Financial Solutions. We do not expect any matters to be presented for a vote at the meeting other than the matters described in this Proxy Statement. If you grant a proxy, any of the officers named as proxy holder, Warren M. Rehn, Julie Z. Weedman, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, any of the officers named as proxy holder will vote your proxy for another candidate nominated by our board of directors.

Proxies submitted properly will be voted in accordance with the instructions contained therein. If you submit a proxy but do not provide voting directions, the proxy will be voted (i) “FOR” each of the seven director nominees, (ii) “FOR” the ratification of the appointment of Armanino, LLP as our independent registered public accounting firm, (iii) “FOR” the approval of the Golden Minerals Company 2023 Equity Incentive Plan, (iv) “FOR” the approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from 1-for-2 shares up to 1-for-25 shares, which ratio will be selected by our Board of Directors and set forth in a public announcement; (v) “FOR” an amendment to our Amended and Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock concurrent with the reverse stock split in the amount illustrated under the table “Relationship Between the Reverse Stock Split Ratio and the Authorized Share Reduction” and (vi) “FOR” an amendment to our Amended and Restated Certificate of Incorporation to allow for officer exculpation, and in such manner as the proxy holders named on the proxy determine, in their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on proposals that are considered “routine” matters. Under applicable NYSE rules and guidance, at this year’s annual meeting, your broker may vote without your instructions only on Proposal 2 (the ratification of the appointment of Armanino, LLP as our independent registered public accounting firm for 2023), Proposal 4 (reverse stock split), and Proposal 5 (reduction in authorized shares of common stock). The broker’s failure to vote on Proposal 1 (the election of directors), Proposal 3 (approval of our 2023 Equity Incentive Plan), and Proposal 6 (officer exculpation), because the broker lacks discretionary authority to do so, is commonly referred to as a “broker non-vote.”

CHANGING YOUR VOTE

After you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 350 Indiana Street, Suite 650, Golden, Colorado 80401; (2) executing and delivering a later dated proxy card; or (3) by the Internet or telephone by following the voting instructions provided in the Notice. In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the meeting and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

SOLICITATION COSTS

The accompanying proxy is solicited on behalf of the Company by its board of directors, and the cost of solicitation will be borne by Golden Minerals. Following the original mailing of the proxies and soliciting materials, directors, officers, and employees of the Company may solicit proxies by mail, telephone, facsimile, email or personal interviews. We will also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors unanimously recommends that the Company’s stockholders vote FOR the election of the following seven nominees:

Jeffrey G. Clevenger

Warren M. Rehn

W. Durand Eppler

Deborah J. Friedman

Kevin R. Morano

Terry M. Palmer

David H. Watkins

The board of directors has nominated for election at the annual meeting Messrs. Clevenger, Rehn, Eppler, Morano, Palmer and Watkins and Ms. Friedman to serve until the 2024 annual meeting of stockholders or until their successors are elected. Messrs. Clevenger, Rehn, Eppler, Morano, Palmer and Watkins and Ms. Friedman are currently directors of Golden Minerals. Each nominee has consented to being named as a nominee.

The seven candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors.

The Company is an “Eligible International Interlisted Issuer” within the meaning of the rules of the Toronto Stock Exchange (the “TSX”) and, accordingly, the Company has been granted an exemption by the TSX from the TSX requirements regarding (i) majority approval for the election of directors, and (ii) the issuance of a news release disclosing director election voting results.

The following table sets forth the name, age, and current positions of each nominee:

Name	Age	Position
Jeffrey G. Clevenger (3)	73	Director, Chairman of the Board of Directors
Warren M. Rehn (1)	68	Director
W. Durand Eppler (2)(4)	69	Director
Deborah J. Friedman (2)(4)	70	Director, Chairperson of the Corporate Governance and Nominating Committee
Kevin R. Morano (3)(4)	69	Director, Chairperson of the Compensation Committee
Terry M. Palmer (2)	78	Director, Chairperson of the Audit Committee
David H. Watkins (3)	78	Director

(1)	Mr. Rehn also serves as our President and Chief Executive Officer

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Corporate Governance and Nominating Committee

Information regarding each nominee is set forth below, based upon information furnished to us by the nominee.

Nominees for Election

Jeffrey G. Clevenger. Mr. Clevenger has served as Chairman of our board since March 2009. He also served as our President from March 2009 to May 2015 and as our Chief Executive Officer from March 2009 to September 2015. He has 50 years of experience in the mining industry. Mr. Clevenger served as a director and President and Chief Executive Officer of our predecessor, Apex Silver Mines Limited (“Apex Silver”) from October 2004 until March 2009. Mr. Clevenger worked as an independent consultant from 1999 when Cyprus Amax Minerals Company, his previous employer, was sold until he joined Apex Silver in 2004. Mr. Clevenger served as Senior Vice President and Executive Vice President of Cyprus Amax Minerals Company from 1993 to 1998 and 1998 to 1999, respectively, and as President of Cyprus Climax Metals Company and its predecessor, Cyprus Copper Company, a large integrated producer of copper and molybdenum with operations in North and South America, from 1993 to 1999. He was Senior Vice President of Cyprus Copper Company from August 1992 to January 1993. From 1973 to 1992, Mr. Clevenger held various technical, management and executive positions at Phelps Dodge Corporation, including President and General Manager of Phelps Dodge Morenci, Inc. He is a Member of the American Institute of Mining, Metallurgical and Petroleum Engineers and the Metallurgical Society of America. Mr. Clevenger holds a B.S. in Mining Engineering with Honors from the New Mexico Institute of Mining and Technology and is a graduate of the Advanced International Senior Management Program of Harvard University. In determining Mr. Clevenger’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, including the operating, management, and executive positions he has held previously at several other mining companies.

Warren M. Rehn. Mr. Rehn was appointed President of our Company in May 2015 and appointed Chief Executive Officer and director in September 2015. Mr. Rehn previously served as Senior Vice President, Exploration and Chief Geologist since December 2012 and served as Vice President, Exploration and Chief Geologist since February 2012. From 2007 until February 2012, Mr. Rehn held various positions at Barrick Gold Exploration, Inc., serving most recently as Chief Exploration Geologist for the Bald Mountain and Ruby Hill mining units. From 2005 until 2007, Mr. Rehn was a consulting geologist for Gerson Lehman Group, which provides consulting services to various industries, including geology and mining. Mr. Rehn served as a Consulting Senior Geologist at Placer Dome Exploration, Inc. in 2004 and as an independent consulting geologist throughout the Americas from 1994 until 2003. He served as a Senior Geologist at Noranda Exploration, Inc. from 1988 until 1994. Mr. Rehn holds an M.S. in Geology from the Colorado School of Mines and a B.S. in Geological Engineering from the University of Idaho. In determining Mr. Rehn’s qualifications to serve on our board of directors, the board has considered, among other things, his experience in the mining industry, including his exploration and geology expertise and experience at several mining companies, as well as his experience with the Company.

W. Durand Eppler. Mr. Eppler has served as a director of our Company since March 2009. Mr. Eppler has over 40 years of experience in the natural resources industry and has served since June 2016 as a Managing Director of Capstone Headwaters MB, a private, middle market investment banking institution. Prior to joining Capstone Headwaters MB, Mr. Eppler was, from 2004, founder and partner of Sierra Partners, LLC, a private investment and advisory firm. From June 2005 until August 2008, Mr. Eppler was President and Chief Executive Officer of Coal International Plc, an international coal mining and development company. From 1995 to 2004, Mr. Eppler held various positions at Newmont Mining Corporation and its subsidiaries, including Vice President of Newmont Capital, Ltd. (2002 to August 2004), Vice President, Corporate Development of Newmont Mining Corporation (2001 to 2002), President of Newmont Indonesia (1998 to 2001) and Vice President, Corporate Planning of Newmont Mining Corporation (1995 to 1998). Prior to joining Newmont, Mr. Eppler served as the Managing Director, Metals & Mining for Chemical Securities, Inc., a subsidiary of Chemical Bank (now JPMorgan Chase), where he was responsible for relationship management, technical support, corporate finance services, credit marketing and transaction execution for clients in the global precious metals, industrial and energy resources businesses. He currently serves on the boards of directors of Vista Gold Corporation and Plata Latina Minerals Corporation, and he served on the boards of Frontier Mining Limited, Augusta Resource Corporation, Allied Nevada Gold Corporation and Northern Energy Mining Company. Mr. Eppler holds a B.A. in Geography & Religion from Middlebury College and an M.S. in Mineral Economics from the Colorado School of Mines. Mr. Eppler is a member of the Society of Mining Engineers of A.I.M.E. and a member of the Global Leadership Council, College of Business, Colorado State University. In determining Mr. Eppler’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mining industry public and private finance, corporate development in public mining companies, and management in the base and precious metals mining industries.

Deborah Friedman. Ms. Friedman is a retired partner currently serving as senior of counsel at Davis Graham and Stubbs, LLP (“DGS”), a law firm based in Denver, Colorado, where her practice has focused primarily on corporate finance, securities, corporate governance, and domestic and international mergers and acquisitions matters for both publicly traded and privately held companies, with specific expertise in the mining industry. She previously served as Senior Vice President, General Counsel and Corporate Secretary for Golden Minerals between 2009 and 2015 under an arrangement whereby she split her time between Golden Minerals and DGS. From 2007 to 2009 Ms. Friedman served as Senior Vice President, General Counsel and Corporate Secretary of Apex Silver Mines Limited, predecessor to Golden Minerals. Prior to DGS she spent 16 years working in varied positions including General Counsel in the legal departments of Cyprus Amax Minerals Company and AMAX Gold Inc. She has served on the board of directors of Vista Gold (NYSE American: VGZ and TSX: VGZ) since March 2019. In determining Ms. Friedman’s qualifications to serve on our board of directors, the board considered, among other things, her ability to provide expertise on corporate and finance matters as well as mine development and operations.

Ms. Friedman has received numerous accolades and recognition for her work, including being featured in the International Who’s Who of Mining Lawyers by Law Business Research Ltd., and The Best Lawyers in America©. Ms. Friedman holds a Bachelor of Arts Degree in History from the University of Illinois and a Juris Doctor Degree from the University of Michigan Law School.

Kevin R. Morano. Mr. Morano has served as a director of our Company since March 2009. He has over 35 years of experience in the mining industry. Mr. Morano has been Managing Principal of KEM Capital LLC, a private equity investment company and provider of management advisory services, since March 2007. Prior to forming his own company, Mr. Morano held a number of senior executive positions at major American public companies including a 21-year career at ASARCO Incorporated, a global copper mining company and specialty chemicals and aggregates producer, which was acquired by Grupo Mexico in December 1999. At ASARCO, Mr. Morano served in various senior executive capacities including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer. He currently serves as a director of Bear Creek Mining Company, and he served as a director of Southern Peru Copper Corporation, Coeur d’Alene Mines and Apex Silver. From March 2002 to March 2007, Mr. Morano was employed at Lumenis Ltd initially as Chief Financial Officer and subsequently as Senior Vice President for Marketing and Business Development. From May 2000 through October 2001, Mr. Morano served as the Chief Financial Officer of Exide Technologies. Mr. Morano holds a B.Sc. in Finance from Drexel University and an M.B.A. from Rider University. In determining Mr. Morano’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, public and private finance and management experience at public mining companies.

Terry M. Palmer. Mr. Palmer has served as a director of our Company since March 2009. He has over 40 years of financial, management and accounting experience with a particular focus on the mining industry. For the period January 2003 to December 2016, Mr. Palmer worked on a part-time basis as a principal of the CPA firm of Marrs, Sevier & Company LLC. He spent 36 years at Ernst & Young LLP where he rose from a staff position to partner responsible for audit and advisory services to major international mining companies and serving as the technical consulting partner for SEC-related business. Mr. Palmer previously served as a director of Allied Nevada Gold Corp, Sunward Resources Ltd. and Apex Silver. Mr. Palmer holds a B.Sc. in Business Administration from Drake University and an M.B.A. from the University of Denver. He is a retired certified public accountant. In determining Mr. Palmer’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise as an audit partner at Ernst & Young LLP focused on public mining companies, his knowledge about and experience in the types of accounting and financial issues faced by public mining companies, and his experience as a director of exploration, development, and small public mining companies.

David H. Watkins. Mr. Watkins has served as a director of our Company since March 2009. He has over 50 years of experience in the mining industry, working as a senior executive with major mining companies and junior exploration and development companies. From 2011 to 2016, Mr. Watkins served as Chairman of Atna Resources Ltd. (“ATNA”), a company engaged in the exploration, development and production of gold properties. Mr. Watkins previously served ATNA as Executive Chairman from June 2010 to June 2011 and Chief Executive Officer from March 2000 to June 2010. From 1993 to 1999, Mr. Watkins served as Senior Vice President, Exploration of Cyprus Amax Minerals Company, a producer of commodities including copper, gold, molybdenum, lithium and coal. Prior to his employment with Cyprus Amax, Mr. Watkins served as President of Minova Inc., a producer of precious metals and base metals from mining operations in Canada. Mr. Watkins currently serves on the boards of directors of a number of companies, including Euro Resources S.A., Enduro Metals Corporation, and Commander Resources Ltd. Mr. Watkins previously served on the boards of Argonaut Gold Inc., Rio Novo Gold Inc., Camino Minerals Corporation, Valley High Ventures, Maudore Minerals Ltd., Canplatts Inc., Bearing Lithium Corporation and Landdrill International Inc. Mr. Watkins holds a B.A. in Geology from Queen’s University at Kingston, and an M.S. in Geology from Carleton University, Ottawa, and is a graduate of the Executive Business Program of the University of Western Ontario. Mr. Watkins is a member of the Canadian Institute of Mining and Metallurgy, Geological Association of Canada, Geological Society of Nevada and Prospectors and Developers Association of Canada. In determining Mr. Watkins’ qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mineral exploration for base and precious metals in South America and other regions, and his experience as an executive or director of small public mining companies like our company and familiarity with the technical exploration, financing, and management issues faced by such companies.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The board of directors, pursuant to the recommendation of the Audit Committee of the board of directors, unanimously recommends that the Company’s stockholders vote FOR the ratification of the appointment of Armanino, LLP (“Armanino”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The affirmative vote of the holders of a majority of the common stock entitled to vote and represented in person or by proxy at the annual meeting is required to ratify the selection of our independent registered public accounting firm for the fiscal year 2023. In the event the ratification is not approved by the required number of holders, the Audit Committee may reconsider, but will not necessarily change, its selection of Armanino to serve as our independent registered public accounting firm.

Armanino has been engaged as the Company’s independent registered public accounting firm since September 6, 2022 and audited the Company’s financial statement for the fiscal year ended December 31, 2022. Plante & Moran, PLLC (“Plante Moran”) served as the Company’s independent registered public accounting firm with respect to the audit of the financial statements for the fiscal year ended December 31, 2021. Plante Moran was replaced by Armanino as the Company’s independent registered public accounting firm effective September 6, 2022. The Company’s prior engagement with Plante & Moran as the Company’s independent registered public accounting firm was terminated by mutual agreement of the Company’s Audit Committee and Plante Moran. The audit reports of Plante Moran on the Company’s financial statements for the fiscal years ended December 31, 2020, and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2020, and 2021 and through the subsequent interim period preceding Plante Moran’s dismissal, there were no disagreements between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Plante Moran, would have caused it to make reference thereto in its reports on the Company’s financial statements for such fiscal years and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The following table sets out the aggregate fees billed by Armanino related to the fiscal year ended December 31, 2022 and by Plante Moran for the fiscal year ended December 31, 2021 for the categories of fees described.

	Fiscal Year Ended December 31,
	2022(4)	2021
Audit Fees (1)	$226,864	$267,200
Audit Related Fees	$-	$-
Tax Fees(2)	$-	$52,500
All Other Fees(3)	$9,706	$16,258
Total Fees	$236,570	$336,007
(1)	Audit fees include fees for services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements.
(2)	Tax fees relate to professional services rendered for tax compliance, tax advice and tax planning.
(3)	All other fees include fees for consents and comfort letters.

(4)	The Company paid Plante Moran $42,000 for fees to review the Company’s financial statements for the quarters ended March 31, 2022 and June 30, 2022, and $6,500 related to consents and comfort letters.

The Audit Committee charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Audit Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934 and any rules promulgated thereunder. Pre-approval authority may be delegated to a committee member or a subcommittee, and any such member or subcommittee must report any decisions to the full committee at its next scheduled meeting. All of the fees and services provided by Armanino during 2022 and by Plante Moran during 2021 and 2022 were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee charter.

PROPOSAL 3

APPROVAL OF 2023 EQUITY INCENTIVE PLAN

The board of directors unanimously recommends that the Company’s stockholders vote FOR the approval of the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), a new omnibus equity incentive plan that will replace our existing Amended and Restated 2009 Equity Incentive Plan (the “2009 Plan”). The 2023 Plan was approved unanimously by our board of directors on February 24, 2023, to be effective upon stockholder approval.

Key Features of the 2023 Plan

The key features of the 2023 Plan include the following:

•	A reserve of 9,000,000 shares of our common stock that are authorized for issuance pursuant to plan awards;

•	No “evergreen” increase to the share reserve;

•	A ten (10) year term that expires on February 23, 2033;

•	Permitted awards include options, stock appreciation rights (“SARs”), restricted stock, RSUs, performance stock units (“PSUs”), and other cash and stock-based awards;

•	No direct or indirect repricing of options or SARs without stockholder approval;

•

Stringent share recycling provisions that prohibit recycling of shares used as consideration for tax withholding or as consideration for option exercises, along with full counting of all shares subject to stock-settled SARs;

•	A minimum one-year cliff vesting schedule on all award types under the 2023 Plan (applicable to at least 95% of the shares authorized for issuance);

•	Dividends and dividend equivalents on unvested awards are accrued and paid only if related awards become vested;

•	No excise-tax gross-ups on equity awards.

Reasons for Adopting the 2023 Plan

The Compensation Committee and the board of directors believe that we must continue to offer a competitive equity incentive program in order to successfully attract, retain and motivate the best employees and directors without whom we cannot execute on our business goals or deliver value to our stockholders. Our current 2009 Plan will expire by its terms no later than May of 2024. Adoption of the 2023 Plan is therefore prudent and will allow for us to continue to maintain a competitive equity incentive program going forward. Adoption of the 2023 Plan will also allow us to incorporate certain equity incentive best practices, such as eliminating the “evergreen” provision of the 2009 Plan.

Shares Available for Issuance

If the 2023 Plan is approved by the Company’s stockholders, we will immediately terminate the 2009 Plan and will not make any further awards under that Plan. We also hereby confirm that we have not issued any awards under the 2009 Equity Plan since February 24, 2023 and will not issue any additional awards under the 2009 Equity Plan unless our shareholders do not approve the 2023 Plan at the Annual Meeting. Certain information regarding our equity incentive plans is as follows, with all share counts for the 2009 Plan determined as of February 24, 2023:

Shares available for issuance under the 2009 Plan prior to termination	3,694,297
Shares that would no longer be available for issuance upon termination of the 2009 Plan	(3,694,297)
Shares available for issuance under the 2023 Plan	9,000,000

Total shares available for issuance pursuant to new awards upon approval of the 2023 Plan	9,000,000

Outstanding Awards under Existing Plans

As of February 24, 2023, there were 171,413,582 total outstanding shares of the Company’s common stock. As of February 24, 2023, there were no options outstanding under the Company’s equity compensation plans. As of February 24, 2023, there were 5,810,038 RSUs and zero PSUs outstanding under the Company’s equity compensation plan. As of February 24, 2023, there were 4,050,000 KELTIPS outstanding and vested under the Company’s equity compensation plan and 650,000 KELTIPS outstanding and unvested. Other than the foregoing, no other awards were outstanding as of February 24, 2023, under the Company’s equity compensation plans.

DESCRIPTION OF THE 2023 PLAN

The following summary of material terms of the 2023 Plan is subject to and qualified in its entirety by the actual terms of the 2023 Plan. A copy of the 2023 Plan is provided as Appendix A to this proxy statement.

The Purpose of the 2023 Plan

The purpose of the 2023 Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers and employees.

Administration

The board of directors or one or more committees consisting of directors appointed by the board of directors will administer the 2023 Plan. The board of directors intends to delegate general administrative authority for the 2023 Plan to the compensation committee, which is comprised of directors who qualify as independent under SEC and NYSE American rules. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the 2023 Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act and for grants to non-employee directors, the 2023 Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the 2023 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

•	To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•

To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, and subject to the repricing prohibition described below;

•	To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consents;

•	Subject to the other provisions of the 2023 Plan, to make certain adjustments to outstanding awards and authorize the conversion, succession or substitution of awards; and

•

To allow the purchase price of awards or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the awards, by services rendered by the recipient of the awards, by notice of third party payment or by cashless exercise, on such terms as the Administrator may authorize, or any other form permitted by law.

Eligibility

Persons eligible to receive awards under the 2023 Plan include officers and employees of the Company or any of its subsidiaries, certain individual consultants who render bona fide services to the Company or any of its subsidiaries, and non-employee directors of the Company. As of February 24, 2023, there were approximately 242 employees, including officers, of the Company and its subsidiaries, 54 individual consultants and seven non-employee directors of the Company who would potentially be eligible to receive awards under the 2023 Plan.

Authorized Shares

The 2023 Plan authorizes the issuance of up to 9,000,000 shares of the Company’s common stock pursuant to plan awards. The 2023 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2023 Plan, except as may be required by the Administrator or applicable law or stock exchange rules.

Shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2023 Plan are available for reissuance under the 2023 Plan. However, the 2023 Plan prohibits liberal share recycling. Accordingly, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations, and shares covering the portion of exercised stock-settled SARs (regardless of the number of shares actually delivered), count against the share limit.

Awards Under the 2023 Plan

Because awards under the 2023 Plan are granted in the discretion of the board of directors or a committee of the board of directors, the type, number, recipients and other terms of future awards cannot be determined at this time.

No Repricing

In no event will any adjustment be made to a stock option or SAR under the 2023 Plan (by amendment, cancellation and regrant, exchange for other awards or cash or other means) that would constitute a repricing of the per share exercise or base price of the award, unless such adjustment is approved by the stockholders of the Company. Adjustments made in accordance with the 2023 Plan to reflect a stock split or similar event are not deemed to be a repricing.

Minimum Vesting Schedule

The 2023 Plan requires a minimum one-year cliff vesting schedule for all equity award types under the 2023 Plan. This minimum vesting schedule will apply to at least 95% of the shares authorized for grant under the 2023 Plan.

Dividends and Dividend Equivalents

Accrued dividends or dividend equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

TYPES OF AWARDS

The 2023 Plan authorizes stock options, SARs, restricted stock, RSUs, PSUs, and other forms of awards that may be granted or denominated in or otherwise determined by reference to the Company’s common stock, as well as cash awards. The 2023 Plan provides flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards may, in certain cases, be paid or settled in cash.

Stock Options

A stock option is a right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. On March 17, 2023, the last sale price of the Company’s common stock as reported on NYSE American was $0.20 per share. The maximum term of an option is ten years from the date of grant. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock options are taxed differently than nonqualified stock options and are subject to more restrictive terms under the Internal Revenue Code of 1986, as amended (the “Code”) and the 2023 Plan. Incentive stock options may be granted only to employees of the Company or a subsidiary.

SARs

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of shares of the Company’s common stock on the date of exercise of the SAR over the base price of the SAR. The base price is established by the Administrator at the time of grant of the SAR and may not be less than the fair market value of a share of the Company’s common stock on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

Restricted Stock

Shares of restricted stock are shares of the Company’s common stock that are subject to forfeiture and to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of employment or service or until certain performance vesting conditions are satisfied. Subject to the restrictions provided in the applicable award agreement and the 2023 Plan, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares, including the right to vote and the right to receive dividends; provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate become vested.

RSUs

A RSU represents the right to receive one share of the Company’s common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2023 Plan, a participant receiving RSUs has no rights as a stockholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash if so provided in the applicable award agreement.

PSUs

A PSU is a performance-based award that entitles the recipient to receive shares of the Company’s common stock based on attainment of one or more performance goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. A participant receiving PSUs has no rights as a stockholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash if so provided in the applicable award agreement.

Cash Awards

The Administrator, in its sole discretion, may grant cash awards, including, without limitation, discretionary awards, awards based on objective or subjective performance criteria, and awards subject to other vesting criteria.

Other Awards

The other types of awards that may be granted under the 2023 Plan include, without limitation, stock bonuses, and similar rights to purchase or acquire shares of the Company’s common stock, and similar securities with a value derived from the value of, or related to, the Company’s common stock or returns thereon.

OTHER TERMS

Change of Control

The 2023 Plan provides that, in the event of a change in control (as defined in the 2023 Plan), the Administrator shall have full discretion to take whatever actions it deems necessary or appropriate with respect to outstanding awards, including, but not limited to: (a) to provide for full or partial accelerated vesting of any award or portion thereof, either immediately prior to such change in control or on such terms and conditions following the change in control (such as a termination without cause) as the Administrator determines in its sole and absolute discretion, (b) to provide for the assumption of such awards or portions thereof or the substitution of such awards or portions thereof with similar awards of the surviving or acquiring company or parent thereof, in a manner designed to comply with Section 409A of the Code, (c) to provide for the settlement in cash or property and cancellation of any award or portions thereof immediately prior to such change in control, which settlement may, in a manner designed to comply with Section 409A of the Code, be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such change in control, and (d) take any other actions as the Administrator deems necessary or advisable in connection with such change in control transaction; provided, however, that in the event the surviving or acquiring company does not assume the outstanding awards or portions thereof or substitute similar stock awards for those outstanding under the 2023 Plan as of the change in control, then (a) the vesting and exercisability, if applicable, of all awards or portions thereof shall be accelerated in full immediately prior to such change in control, with all performance goals or other vesting criteria applicable to any performance-based awards deemed achieved based on performance measured through the date of the change in control, and (b) such outstanding awards or portions thereof shall terminate and/or be payable upon the occurrence of the change in control. The Administrator may take different actions with respect to different Participants under the 2023 Plan, different awards under the 2023 Plan, and different portions of awards granted under the 2023 Plan.

Transferability of Awards

Awards under the 2023 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders. Awards with exercise features are generally exercisable during the recipient’s lifetime only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, as long as such transfers comply with applicable federal and state securities laws and provided that any such transfers are not for consideration.

Adjustments

As is customary in plans of this nature, the share limits and the number and kind of shares available under the 2023 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority

The 2023 Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Restrictive Covenants and Clawback Policy

By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the 2023 Plan, participants agree to be bound by any clawback policy adopted by the Company from time to time. Participants may also be subject to restrictive covenants if so required by the Administrator in any award agreement.

Termination of, or Changes to, the 2023 Plan

The Administrator may amend or terminate the 2023 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable stock exchange rules, or as required to preserve the intended tax consequences of the 2023 Plan. For example, stockholder approval is required for any proposed amendment to increase the maximum number of shares that may be delivered with respect to awards granted under the 2023 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered amendments requiring stockholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2023 Plan will terminate five years after the date on which the 2023 Plan was approved by the Board. Outstanding awards will generally continue following the expiration or termination of the 2023 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the award holder.

CERTAIN FEDERAL TAX CONSEQUENCES

The following summary of the federal income tax consequences of awards under the 2023 Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

Nonqualified Stock Options

The grant of a nonqualified stock option under the 2023 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Stock Options

The grant of an incentive stock option (or “ISO”) under the 2023 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock

Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e., the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock, if any. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted in an amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

To the extent dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.

Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. We may be prohibited under Code Section 162(m) from deducting compensation paid pursuant to the 2023 Plan to our “covered employees.”

Section 409A of the Internal Revenue Code

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2023 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2023 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Interested Parties

Approval of the 2023 Plan will change the number of shares available for issuance to the directors and executive officers of the Company, thus each of those persons has an interest in and will be affected from the approval of the 2023 Plan.

PROPOSAL 4

APPROVAL OF A REVERSE STOCK SPLIT

The board of directors unanimously recommends that the Company’s stockholders vote FOR the approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from 1-for-2 shares up to 1-for-25 shares, which ratio will be selected by our Board of Directors and set forth in a public announcement (the “Reverse Stock Split”). In accordance with the DGCL, the Board of Directors may elect to abandon the proposed amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment effecting the Reverse Stock Split with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed amendment effecting the Reverse Stock Split.

Reasons for a Reverse Stock Split

To maintain our listing on NYSE American. The primary purpose of the Reverse Stock Split is to raise the per share trading price of the Company’s common stock in order to maintain its listing on the NYSE American. Delisting from the NYSE American may adversely affect the Company’s ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade in the Company’s securities and may negatively affect the value and liquidity of the Company’s common stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

To potentially improve the marketability and liquidity of our common stock. The board of directors believes that an increased stock price may also improve the marketability and liquidity of our common stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To decrease the risk of market manipulation of our common stock. The board of directors believes that the potential increase in stock price may reduce the risk of market manipulation of our common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

To provide us with flexibility with respect to our authorized common stock. The approval of the proposed Reverse Stock Split would not have any impact on the number of authorized shares of common stock, which is currently 350,000,000. If Proposal 5 is also approved, the number of authorized shares of common stock would be reduced as illustrated under the table “Relationship Between the Reverse Stock Split Ratio and the Authorized Share Reduction,” but the reduction would not be proportionate with the corresponding Reverse Stock Split ratio. Therefore, a Reverse Stock Split, whether or not Proposal 5 is approved, would result in an increase in the percentage of our authorized shares of common stock which are unissued and available for future issuance. These additional shares would provide flexibility to the Company for raising capital; repurchasing debt; providing equity incentives to employees, officers, directors, consultants and advisors (including pursuant to our equity compensation plans); expanding our business through the acquisition of other businesses and for other purposes. However, at present, we do not have any specific plans, arrangements, understandings or commitments for the additional shares that would become available.

Accordingly, for these and other reasons, the board of directors believes that a Reverse Stock Split is in the best interests of the Company and our stockholders. The Proposed Amendment of the Amended and Restated Certificate of Incorporation effecting the reverse stock split is attached as Appendix B to this proxy statement.

Criteria to be Used for Determining Whether to Implement a Reverse Stock Split

This proposal gives the board of directors discretion to select a Reverse Stock Split ratio from within a range between and including 1-for-2 shares up to 1-for-25 shares. The Reverse Stock Split ratio will be selected in the sole discretion of the board of directors at any time within one year of the 2023 stockholder meeting based on the board of director’s then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the board of directors may consider, among other factors:

•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;
•	the continued listing requirements for our common stock on NYSE American or other applicable exchanges;
•	the number of shares of common stock outstanding;
•	which Reverse Stock Split ratio would result in the least administrative cost to us; and
•	prevailing industry, market and economic conditions.

Notwithstanding stockholder approval of this proposal the board of directors may elect not to proceed with the reverse stock split By voting in favor of this proposal, you are expressly authorizing our board of directors to proceed with the reverse stock split if, at any time our board of directors, in its sole discretion, determines that it is in our best interest and the best interests of our stockholders to proceed with the reverse stock split. By voting in favor of this proposal, you are expressly also authorizing our board of directors to determine not to proceed with the reverse stock split if our board of directors, in its sole discretion, determine that it is no longer in our best interest and the best interest of our stockholders to proceed with the reverse stock split.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure stockholders that the proposed Reverse Stock Split will sufficiently increase our stock price or be completed before the NYSE American commences delisting procedures. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a Reverse Stock Split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, market and economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split. If we fail to meet the NYSE American’s listing requirements, the NYSE American may suspend trading and commence delisting proceedings.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

The implementation of a Reverse Stock Split, even with an Authorized Shares Reduction, would result in an effective increase in the authorized number of shares of common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the board of directors currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.

Effects of a Reverse Stock Split

If Proposal 4 is approved and the Board of Directors decides to implement the Reverse Stock Split, as of the date on which the Reverse Stock Split becomes effective (the “Effective Date”):

•

each 2 to 25 shares of common stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of common stock;

•	no fractional shares of common stock will be issued; instead, stockholders who would otherwise receive a fractional share will have their shares rounded up to the next whole number of shares;
•

proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding warrants and restricted stock units, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such warrants and restricted stock units;

•

the number of shares of common stock then reserved for issuance under our equity compensation plans, including the 2023 Equity Incentive Plan (if approved by stockholders at the meeting) will be reduced proportionately; and

•

if the Authorized Shares Reduction is also approved, the total number of authorized shares of common stock will be reduced from 350 million to a range between 28,000,000 million and 344,000,000, as shown in the table below (otherwise, the total number of authorized shares of common stock will remain at 350 million).

The following tables summarize, for illustrative purposes only, the anticipated effects of a Reverse Stock Split on our shares available for issuance based on information as of March 17, 2023 (unless otherwise noted below) and without giving effect to the treatment of fractional shares.

Assuming Both Proposals 4 and 5 are Approved by the Stockholders and Implemented by the Board

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*

Pre-Reverse Stock Split	350,000,000	172,173,047	20,313,884	157,513,069	31,502,614

Post-Reverse Stock Split 2:1	344,000,000	86,086,524	10,156,942	248,102,629	99,241,051

Post-Reverse Stock Split 3:1	230,000,000	57,391,016	6,771,295	165,401,752	99,241,051

Post-Reverse Stock Split 4:1	172,000,000	43,043,262	5,078,474	124,051,314	99,241,051

Post-Reverse Stock Split 5:1	138,000,000	34,434,609	4,062,777	99,241,051	99,241,051

Post-Reverse Stock Split 6:1	115,000,000	28,695,508	3,385,647	82,700,876	99,241,051

Post-Reverse Stock Split 7:1	99,000,000	24,596,150	2,901,983	70,886,465	99,241,051

Post-Reverse Stock Split 8:1	86,000,000	21,521,631	2,539,236	62,025,657	99,241,051

Post-Reverse Stock Split 9:1	77,000,000	19,130,339	2,257,098	55,133,917	99,241,051

Post-Reverse Stock Split 10:1	69,000,000	17,217,305	2,031,388	49,620,526	99,241,051

Post-Reverse Stock Split 11:1	63,000,000	15,652,095	1,846,717	45,109,569	99,241,051

Post-Reverse Stock Split 12:1	58,000,000	14,347,754	1,692,824	41,350,438	99,241,051

Post-Reverse Stock Split 13:1	53,000,000	13,244,081	1,562,606	38,169,635	99,241,051

Post-Reverse Stock Split 14:1	50,000,000	12,298,075	1,450,992	35,443,233	99,241,051

Post-Reverse Stock Split 15:1	46,000,000	11,478,203	1,354,259	33,080,350	99,241,051

Post-Reverse Stock Split 16:1	43,000,000	10,760,815	1,269,618	31,012,829	99,241,051

Post-Reverse Stock Split 17:1	41,000,000	10,127,826	1,194,934	29,188,545	99,241,051

Post-Reverse Stock Split 18:1	39,000,000	9,565,169	1,128,549	27,566,959	99,241,051

Post-Reverse Stock Split 19:1	37,000,000	9,061,739	1,069,152	26,116,066	99,241,051

Post-Reverse Stock Split 20:1	35,000,000	8,608,652	1,015,694	24,810,263	99,241,051

Post-Reverse Stock Split 21:1	33,000,000	8,198,717	967,328	23,628,822	99,241,051

Post-Reverse Stock Split 22:1	32,000,000	7,826,048	923,358	22,554,784	99,241,051

Post-Reverse Stock Split 23:1	30,000,000	7,485,785	883,212	21,574,142	99,241,051

Post-Reverse Stock Split 24:1	29,000,000	7,173,877	846,412	20,675,219	99,241,051

Post-Reverse Stock Split 25:1	28,000,000	6,886,922	812,555	19,848,210	99,241,051

*	Based on a hypothetical post-split stock price calculated by multiplying the stock price on March 17, 2023 ($0.20) by the split ratio.

Assuming Proposal 4 (but not Proposal 5) Is Approved by Stockholders and Implemented by the Board

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*

Pre-Reverse Stock Split	350,000,000	172,173,047	20,313,884	157,513,069	31,502,614

Post-Reverse Stock Split 2:1	350,000,000	86,086,524	10,156,942	253,756,535	101,502,614

Post-Reverse Stock Split 3:1	350,000,000	57,391,016	6,771,295	292,608,984	175,565,391

Post-Reverse Stock Split 4:1	350,000,000	43,043,262	5,078,474	306,956,738	245,565,391

Post-Reverse Stock Split 5:1	350,000,000	34,434,609	4,062,777	315,565,391	315,565,391

Post-Reverse Stock Split 6:1	350,000,000	28,695,508	3,385,647	321,304,492	385,565,391

Post-Reverse Stock Split 7:1	350,000,000	24,596,150	2,901,983	325,403,850	455,565,391

Post-Reverse Stock Split 8:1	350,000,000	21,521,631	2,539,236	328,478,369	525,565,391

Post-Reverse Stock Split 9:1	350,000,000	19,130,339	2,257,098	330,869,661	595,565,391

Post-Reverse Stock Split 10:1	350,000,000	17,217,305	2,031,388	332,782,695	665,565,391

Post-Reverse Stock Split 11:1	350,000,000	15,652,095	1,846,717	334,347,905	735,565,391

Post-Reverse Stock Split 12:1	350,000,000	14,347,754	1,692,824	335,652,246	805,565,391

Post-Reverse Stock Split 13:1	350,000,000	13,244,081	1,562,606	336,755,919	875,565,391

Post-Reverse Stock Split 14:1	350,000,000	12,298,075	1,450,992	337,701,925	945,565,391

Post-Reverse Stock Split 15:1	350,000,000	11,478,203	1,354,259	338,521,797	1,015,565,391

Post-Reverse Stock Split 16:1	350,000,000	10,760,815	1,269,618	339,239,185	1,085,565,391

Post-Reverse Stock Split 17:1	350,000,000	10,127,826	1,194,934	339,872,174	1,155,565,391

Post-Reverse Stock Split 18:1	350,000,000	9,565,169	1,128,549	340,434,831	1,225,565,391

Post-Reverse Stock Split 19:1	350,000,000	9,061,739	1,069,152	340,938,261	1,295,565,391

Post-Reverse Stock Split 20:1	350,000,000	8,608,652	1,015,694	341,391,348	1,365,565,391

Post-Reverse Stock Split 21:1	350,000,000	8,198,717	967,328	341,801,283	1,435,565,391

Post-Reverse Stock Split 22:1	350,000,000	7,826,048	923,358	342,173,952	1,505,565,391

Post-Reverse Stock Split 23:1	350,000,000	7,485,785	883,212	342,514,215	1,575,565,391

Post-Reverse Stock Split 24:1	350,000,000	7,173,877	846,412	342,826,123	1,645,565,391

Post-Reverse Stock Split 25:1	350,000,000	6,886,922	812,555	343,113,078	1,715,565,391

*	Based on a hypothetical post-split stock price calculated by multiplying the stock price on March 17, 2023 ($0.20) by the split ratio.

A Reverse Stock Split would affect all stockholders uniformly. As of the Effective Date, each stockholder would own a reduced number of shares of common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below).

A Reverse Stock Split would not affect the registration of our common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Barring delisting by NYSE American, our common stock would continue to be listed on the NYSE American under the symbol “AUMN,” but would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number after the Effective Date.

Treatment of Fractional Shares in the Reverse Stock Split

The Company does not intend to issue fractional shares in the event that a stockholder owns a number of shares of common stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional share of common stock will be rounded up to the nearest whole share of common stock, if such shares of common stock are held directly.

We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Procedure for Effecting a Reverse Stock Split

If our stockholders approve this proposal, and if our board of directors determines that it is in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split, we will file the amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As of the effective time of the Reverse Stock Split, each stock certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Beneficial holders of common stock. Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.

Registered holders of common stock. Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they will automatically receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of a Reverse Stock Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date of this proxy statement, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.

We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-deferred favored account, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Stock Split will include the holding period of the common stock surrendered in the Reverse Stock Split in exchange therefor.

U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split would generally be treated as a tax-free recapitalization under the Code, a U.S. Holder that receives a fractional share resulting from the Reverse Stock Split being rounded up to the nearest whole share may recognize gain for federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability will not be material in view of the low value of such fractional interest. U.S. Holders should consult their own tax advisors regarding alternative characterizations of the Reverse Stock Split for U.S. federal income tax purposes.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.01 per share following a Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

PROPOSAL 5

APPROVAL OF A REDUCTION IN THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK

The board of directors unanimously recommends that the Company’s stockholders vote FOR an amendment to our Amended and Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock concurrent with the Reverse Stock Split in the amount illustrated under the table “Relationship Between the Reverse Stock Split Ratio and the Authorized Share Reduction” below (the “Authorized Shares Reduction”).

In connection with the Reverse Stock Split, our stockholders also are being asked to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction.” The implementation of the Authorized Shares Reduction is contingent upon the implementation of the Reverse Stock Split.

Reasons for an Authorized Shares Reduction; Certain Risks

The implementation of a Reverse Stock Split does not require a reduction in the number of authorized shares. As described above, in the event a Reverse Stock Split is implemented, the board of directors desires to ensure that it strikes an appropriate balance in the post-split number of authorized but unissued and unreserved shares. In determining the appropriate reduction in authorized shares described below, the board of directors sought to balance relevant proxy advisory firm guidelines with the need to maintain sufficient flexibility with respect to our authorized common stock (as described in more detail above). To calculate the amounts shown in the table below, the Board targeted a number of authorized shares following the Reverse Stock Split and Authorized Share Reduction that would result in the Company’s outstanding shares of common stock being approximately equal to 25% of the total authorized shares.

The Authorized Shares Reduction is not directly proportionate to the Reverse Stock Split ratio, which means, in the event a Reverse Stock Split is implemented, there would be an effective increase in the number of authorized shares of common stock available for issuance. However, this increase will be smaller than the effect a Reverse Stock Split would have had without an Authorized Share Reduction.

As described in Proposal 4, a Reverse Stock Split and the resulting effective increase in the number of authorized shares available for issuance, could, under certain circumstances, have anti-takeover implications. Stockholders should be aware that if Proposal 4 is approved and Proposal 5 is not approved, the authorized shares of common stock would remain unchanged at 350 million shares, and as such, the anti-takeover implications associated with any Reverse Stock Split may be enhanced.

Effects of an Authorized Shares Reduction

If Proposals 4 and 5 are approved and implemented, the Authorized Shares Reduction will become effective simultaneously with the Reverse Stock Split on the Effective Date. As of the Effective Date, the number of authorized shares of common stock will automatically be reduced from 350 million to a range between 28 million and 344 million, as detailed below. For more information, see the caption “Effects of a Reverse Stock Split.”

Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction

Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized

Pre-Reverse Stock Split	350,000,000

Post-Reverse Stock Split 2:1	344,000,000

Post-Reverse Stock Split 3:1	230,000,000

Post-Reverse Stock Split 4:1	172,000,000

Post-Reverse Stock Split 5:1	138,000,000

Post-Reverse Stock Split 6:1	115,000,000

Post-Reverse Stock Split 7:1	99,000,000

Post-Reverse Stock Split 8:1	86,000,000

Post-Reverse Stock Split 9:1	77,000,000

Post-Reverse Stock Split 10:1	69,000,000

Post-Reverse Stock Split 11:1	63,000,000

Post-Reverse Stock Split 12:1	58,000,000

Post-Reverse Stock Split 13:1	53,000,000

Post-Reverse Stock Split 14:1	50,000,000

Post-Reverse Stock Split 15:1	46,000,000

Post-Reverse Stock Split 16:1	43,000,000

Post-Reverse Stock Split 17:1	41,000,000

Post-Reverse Stock Split 18:1	39,000,000

Post-Reverse Stock Split 19:1	37,000,000

Post-Reverse Stock Split 20:1	35,000,000

Post-Reverse Stock Split 21:1	33,000,000

Post-Reverse Stock Split 22:1	32,000,000

Post-Reverse Stock Split 23:1	30,000,000

Post-Reverse Stock Split 24:1	29,000,000

Post-Reverse Stock Split 25:1	28,000,000

The Authorized Shares Reduction will not have any effect on the rights of existing stockholders or the par value per share of the common stock.

The Proposed Amendment of the Amended and Restated Certificate of Incorporation reflecting the foregoing authorized shares reduction is attached as Appendix B to this proxy statement.

PROPOSAL 6

APPROVAL OF AMENDMENT TO OUR AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO ALLOW

FOR EXCULPATION OF OFFICERS

The board of directors unanimously recommends that the Company’s stockholders vote FOR an amendment to our Amended and Restated Certificate of Incorporation to allow for officer exculpation.

Background

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Historically, DGCL Section 102(b)(7) enabled corporations to limit the liability of directors in limited circumstances and the Company adopted exculpation provisions its Certificate of Incorporation, as amended. With the recent amendment, DGCL Section 102(b)(7) now permits exculpation for officers, but only for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The board of directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. Our Amended and Restated Certificate of Incorporation currently provides exculpation and limitations of liability for directors pursuant to the DGCL. In considering whether to extend exculpation and limitations of liability to officers pursuant to DGCL Section 102(b)(7), the Board of Directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to DGCL Section 102(b)(7), the limited number of Company officers that would be impacted, and the benefits the board of directors believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

The board of directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend the current exculpation and liability provisions in Article 8.1 of the Amended and Restated Certificate of Incorporation, to adopt DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors.

Text of Proposed Officer Exculpation Certificate Amendment

Our Amended and Restated Certificate of Incorporation currently provides for the exculpation of directors and does not include a provision allowing for the exculpation of officers. We propose to amend Article 8.1 of our Amended and Restated Certificate of Incorporation so that it would state in its entirety as follows:

“To the fullest extent permitted by law, a director or officer of the corporation shall not be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of a director, under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) in the case of an officer, in any action by or in the right of the Company. If the General Corporation Law of the State of Delaware is hereafter amended, changed or modified in any way to further eliminate or limit the liability of directors or officers to the Company or its stockholders or third parties, then directors and officers of the Company, in addition to the circumstances in which directors and officers are not personally liable as set forth in the preceding sentence, shall also not be personally liable to the Company or its stockholders or third parties for monetary damages to such further extent permitted by such amendment, change or modification.

Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director or officer of the Company relating to claims arising in connection with events which took place prior to the date of such amendment, repeal or modification.”

The Proposed Amendment of the Amended and Restated Certificate of Incorporation reflecting the foregoing officer exculpation certificate amendment this attached as Appendix C to this proxy statement.

Reasons for the Proposed Officer Exculpation Certificate Amendment

The board of directors adopted the proposed officer exculpation certificate amendment to maintain provisions of the Amended and Restated Certificate of Incorporation in keeping with the governing statutes contained in the DGCL. The board of directors believes that DGCL 102(b)(7) and the officer exculpation certificate amendment remedies the inconsistent treatment of officers and directors under the DGCL and the Amended and Restated Certificate of Incorporation, despite directors and officers having similar fiduciary duties. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. Limiting concern about personal risk empowers both directors and officers to best exercise their business judgment in furtherance of stockholder interests. The board of directors also considered that, unlike director exculpation, officer exculpation may not be provided in connection with claims brought against an officer by or in the right of the Company. We expect many Delaware companies to adopt exculpation clauses limiting the personal liability of officers in their certificates of incorporation. Failing to adopt the proposed officer exculpation certificate amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

The officer exculpation certificate amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer nor is it being proposed in response to any litigation or threat of litigation.

Timing and Effect of the Officer Exculpation Certificate Amendment

If the proposed officer exculpation certificate amendment is approved by our stockholders, it will become effective immediately upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the replacement of the existing Article 8.1 by the proposed Article 8.1, the remaining provisions of our Amended and Restated Certificate of Incorporation will be unchanged after effectiveness of the officer exculpation certificate amendment, with the exception of any other certificate amendments made in connection with the proposals included in this proxy statement. In accordance with the DGCL, the board of directors may elect to abandon the proposed officer exculpation certificate amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the officer exculpation

Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed officer exculpation certificate amendment.

THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

During 2022, our board of directors held four meetings. Each incumbent director attended all meetings of the board of directors and committees of the board of directors on which he served.

Audit Committee. We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee met seven times during 2022. Our Audit Committee is currently comprised of Terry Palmer (Chairperson), Randy Eppler and Deborah Friedman. Each of the members of the Audit Committee is independent and financially sophisticated, as defined by the NYSE American listing standards. Our board of directors has determined that Mr. Palmer, the Audit Committee Chairman, qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the SEC. The Audit Committee is responsible for the selection, compensation, retention and oversight of the independent auditor, which reports directly to the Audit Committee. The Audit Committee also assists the board of directors in reviewing and oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee regularly reviews the Company’s financial statements and reports, earnings press releases, financial reporting process, system of internal controls, and compliance with applicable law.

The board of directors has adopted a written charter for the Audit Committee that may be viewed on Golden Minerals’ website at: www.goldenminerals.com/_resources/governance/GLDN_Audit_Committee_Charter.pdf.

Compensation Committee. The Compensation Committee met two times during 2022 and is currently comprised of Kevin Morano (Chairperson), Jeffrey Clevenger and David Watkins. Each member of the Compensation Committee is independent as defined by the NYSE American listing standards. The principal responsibilities of the Compensation Committee are to establish policies and periodically determine matters involving executive compensation, recommend changes in employee benefit programs, grant or recommend the grant of stock options and stock awards under our Amended and Restated 2009 Equity Incentive Plan, and provide counsel regarding key personnel selection. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate. The Compensation Committee has not engaged the services of or paid a fee to any compensation consultant or other third party to evaluate or assist with the evaluation of the Company’s compensation arrangements.

The board of directors has adopted a charter for the Compensation Committee that may be viewed on Golden Minerals’ website at: www.goldenminerals.com/_resources/governance/GLDN_Compensation_Comm_Charter.pdf.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, which met two times during 2022, is currently comprised of Deborah Friedman (Chairperson) Randy Eppler, and Kevin Morano. Each member of the Corporate Governance and Nominating Committee is independent as defined by the NYSE American listing standards. The Corporate Governance and Nominating Committee is responsible for overseeing and evaluating the board’s performance, selecting and evaluating prospective director nominees and reviewing board and board committee compensation. The Corporate Governance and Nominating Committee also oversees and provides advice to the board of directors regarding our corporate governance policies, practices and procedures.

The board of directors has adopted a charter for the Corporate Governance and Nominating Committee that may be viewed on Golden Minerals’ website at: www.goldenminerals.com/_resources/governance/GLDN_Corp_Gov_Nominating_Comm%20Charter.pdf.

The Role of the Corporate Governance and Nominating Committee in the Nomination Process

In identifying and recommending nominees for positions on our board of directors, our Corporate Governance and Nominating Committee places emphasis on the following criteria, among others:

•	Judgment, character, expertise, skills and knowledge useful to the oversight of our business;
•	Business or other relevant experience; and
•

The extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of our board of directors will contribute to a board that is effective, collegial and responsive to the needs of the Company.

Our Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Corporate Governance and Nominating Committee to recommend them to our board of directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of our board of directors. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. We do not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather consider it among the various factors relevant to any particular nominee. Our Corporate Governance and Nominating Committee evaluates possible candidates in detail and suggests individuals to explore in more depth. In the event that we decide to fill a vacancy that exists or we decide to increase the size of the board of directors, our Corporate Governance and Nominating Committee will identify, interview and examine, and make recommendations to the board of directors regarding appropriate candidates. We identify potential candidates principally through suggestions from the Company’s directors and senior management. Our President and Chief Executive Officer and board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders.

Board Independence and Leadership Structure

Our board of directors has determined that each of our current directors, other than Mr. Rehn, our President and Chief Executive Officer, and Mr. Pullar, is independent as defined by the NYSE American listing standards.

Mr. Rehn serves as our President and Chief Executive Officer. Mr. Rehn succeeded Mr. Clevenger, who served as our President to May 2015 and as our Chief Executive Officer to September 2015. Mr. Clevenger has served as our Chairman of the board of directors since the Company’s inception in March 2009. The board believes that the Company is best served by a Chairman who has been actively involved with the Company and is therefore able to bring a significant depth of knowledge about the Company to the role of Chairman. Pursuant to NYSE American listing standards, any individual who was employed by the Company during the preceding three years is not considered to be independent. Because this three-year period elapsed on September 1, 2018, for Mr. Clevenger, the board of directors has determined that he may now be considered to be independent.

The board has determined that Mr. Pullar is not an independent director, in part, because he is the Managing Partner and Director of Sentient Equity Partners (and was previously Chief Executive Officer of The Sentient Group). Sentient, through the Sentient executive funds, is the Company’s largest stockholder, holding approximately 22% of the Company’s outstanding common stock. Additionally, pursuant to an agreement entered into between the Company and a fund managed by The Sentient Group in connection with its initial investment in the Company in a 2009 private placement, the Company agreed to nominate one individual designated by The Sentient Group for election to the Company’s board of directors. However, after consideration of the current composition of the Board and discussion with Mr. Pullar, the Corporate Governance and Nominating Committee and Mr. Pullar mutually agreed that he would not be nominated to stand for re-election as a director of the Company at the 2023 Annual Meeting.

We believe that our current board leadership structure is appropriate as a majority of our board of directors are independent directors.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the board of directors’ attention any material risks to the Company. The board of directors has oversight responsibility through its Audit Committee, which oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Stockholder Nominations

The Corporate Governance and Nominating Committee will receive, review and evaluate director candidate recommendations from stockholders. The Corporate Governance and Nominating Committee has adopted written procedures to be followed by stockholders in submitting such recommendations. Candidates proposed by stockholders will be evaluated by the Corporate Governance and Nominating Committee in the same manner as candidates that are not proposed by stockholders. A stockholder that wishes to submit a director nomination for inclusion on the universal proxy card in connection with the 2023 Annual Meeting, other than those directors nominated by the Company, must submit advance written notice to the Chairman of the Corporate Governance and Nominating Committee no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date. The notice must include all of the information required by Rule 14a-19 under the Exchange Act.

A stockholder nominee for director should be a person of integrity committed to devoting the time and attention necessary to fulfill his or her duties to Golden Minerals. The Corporate Governance and Nominating Committee will evaluate the independence of directors and potential directors nominated by stockholders, as well as his or her business experience, specialized skills and other experience. Diversity of background and experience, including diversity of race, ethnicity, international background, gender and age, are also important factors in evaluating candidates for board membership. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. The Corporate Governance and Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors.

The information noted on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Communication with the Board

We have established a process for security holders to communicate with the board of directors. Securityholders wishing to communicate with the board of directors of Golden Minerals should send an email, write or telephone Karen Winkler, Director of Investor Relations, at:

Golden Minerals Company

350 Indiana Street, Suite 650

Golden, Colorado 80401

Telephone: (303) 839-5060

Email: investor.relations@goldenminerals.com

Any such communication must state the type and amount of Golden Minerals securities held by the securityholder and must clearly state that the communication is intended to be shared with the board of directors, or if applicable, with a specific committee of the board. Ms. Winkler will forward any such communication to the members of the board or specific board committee.

Director Attendance at the Annual Meeting

All members of the board of directors are encouraged, but not required, to attend the annual meeting of stockholders. All board members at the time of the 2022 annual meeting of stockholders held on May 26, 2022, attended the meeting.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of Kevin Morano, Jeffrey Clevenger and David Watkins. Each member of the Compensation Committee is independent as defined by NYSE American listing standards. With the exception of Mr. Clevenger, who was our President to May 2015 and our Chief Executive Officer to September 2015, no other member of the Compensation Committee has ever been an officer or employee of Golden Minerals or any of its subsidiaries. None of the individuals on our Compensation Committee had any reportable transactions with Golden Minerals or any of its subsidiaries in 2022. None of our current executive officers have served as a director or member of the compensation committee (or equivalent thereof) of another entity.

Director Compensation

Our directors who are also our employees receive no fees for board service. Currently, Mr. Rehn is the only director who is also an employee. The compensation for the non-employee directors of Golden Minerals includes the following: (i) a $20,000 annual cash retainer, (ii) a $1,000 cash fee for each board meeting that the director attends in person or by telephone, (iii) a $1,000 cash fee for each committee meeting that the director attends in person or by telephone, (iv) an additional $30,000 cash retainer for the Chairman of the board, and (v) an additional $5,000 annual cash retainer for the Chairman of the Audit Committee. Retainer payments are typically made on the date of the annual stockholders meeting for service until the next annual meeting. We also reimburse our directors for all reasonable out-of-pocket costs incurred by them in connection with their services.

Non-employee directors may receive discretionary grants of restricted stock units under our Non-Employee Directors Deferred Compensation and Equity Award Plan (the “Deferred Compensation Plan”), an award program pursuant to our Amended and Restated 2009 Equity Incentive Plan. Restricted stock units typically vest on the first anniversary of the grant date, and the recipient director is entitled to receive one unrestricted share of common stock for each vested restricted stock unit upon the termination of the director’s service on our board of directors. Our directors are also eligible to receive other equity awards, including stock options, stock appreciation rights, restricted stock units and other stock awards pursuant to our Amended and Restated 2009 Equity Incentive Plan. In May 2022, we awarded each of our directors 100,000 restricted stock units.

The table below sets forth all compensation awarded to our non-employee directors during 2022:

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Stock Options ($)	Total ($)
Jeffrey G. Clevenger(2)	56,000	39,000	—	95,000
W. Durand Eppler	33,000	39,000	—	72,000
Deborah J. Friedman	33,000	39,000		72,000
Kevin R. Morano	28,000	39,000	—	67,000
Terry M. Palmer	36,000	39,000	—	75,000
Andrew N. Pullar(3)	—	39,000	—	39,000
David H. Watkins	26,000	39,000	—	65,000

(1)

Amounts represent awards of 100,000 restricted stock units made to non-employee directors on May 26, 2022, multiplied by the NYSE American closing price of our common stock on the grant date ($0.39). The restricted stick units vest on the earlier of (i) the first anniversary of the grant date, and (ii) a change of control of the Company.

(2)	As a non-employee director, Mr. Clevenger receives regular board compensation, as described above, plus an additional annual $30,000 retainer for his service as Chairman of the board.

(3)

As a result of certain internal requirements of Sentient Equity Partners, Andrew Pullar does not receive cash compensation for his service on the board of directors, and Andrew Pullar will remit to Sentient Equity Partners any common stock issued to him pursuant to the restricted stock units reported in this table.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation information is set forth below for the named executive officers of Golden Minerals through December 31, 2022, including our current principal executive officer, our two other highest compensated executive officers during 2022, and our former chief financial officer, who would have been among the two other highest compensated executive officers for 2022 had he not terminated employment. We have not entered into employment agreements with any of our executive officers but have certain arrangements regarding payments following termination of employment. For a description of these arrangements, see “—Post-Employment Payments”. All executives are employed on an at-will basis.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)

Warren M. Rehn	2022	365,000	300,000	400,000	—	—	22,720	1,087,720
President and Chief Executive Officer	2021	330,000	231,000	767,000	—	—	13,986	1,341,986

Julie Z. Weedman(3)	2022	239,599	—	171,000	—	—	10,443	421,042
Senior Vice President and Chief Financial Officer
John Galassini	2022	177,605	—	200,000	—	—	7,340	384,945

Chief Operating Officer

Robert P. Vogels(4)	2022	91,100	150,000	—	—	—	3,191	244,291

Former Senior Vice President and Chief Financial Officer	2021	270,000	135,000	356,350	—	—	12,227	773,577

(1)

Stock-based compensation cost for stock awards is measured based on the closing fair market value of the Company’s common stock on the date of grant, in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). See footnote 16 of the Notes to the Consolidated Financial Statements for the year-ended December 31, 2022, included in our Annual Report to Stockholders, for a discussion of the grant date fair value. On May 9, 2022, Mr. Galassini received 500,000 KELTIP Units pursuant to the Company’s 2013 Key Employee Long Term Incentive Plan with a fair market value on the grant date of $200,000. On January 16, 2022, Ms. Weedman received 450,000 KELTIP Units pursuant to the Company’s 2013 Key Employee Long Term Incentive Plan with a fair market value on the grant date of $171,000. On June 8, 2022, Mr. Rehn received 1,000,000 restricted stock units pursuant to the Company’s 2009 Equity Incentive Plan with a fair market value on the grant date of $400,000. On May 13, 2021 and February 26, 2021, Mr. Rehn received 800,00 and 300,000 KELTIP Units, respectively, pursuant to the Company’s 2013 Key Employee Long Term Incentive Plan, with a fair market value on the grant dates of $536,000 and $231,000, respectively.

(2)	Amounts shown as “All Other Compensation” include contributions to the Company’s 401(k) Plan, life insurance premiums paid on behalf of each of the named executive officers and other items.
(3)	Ms. Weedman was appointed as the Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company on April 1, 2022.
(4)

Mr. Vogels retired as the Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company on March 31, 2022. On May 13, 2021 and February 26, 2021, Mr. Vogels received 325,000 and 180,000 KELTIP Units, respectively, pursuant to the Company’s 2013 Key Employee Long Term Incentive Plan, with a fair market value on the grant date of $217,750 and $138,600, respectively

In May 2014, our stockholders approved amendments to the Company’s 2009 Equity Incentive Plan, adopting the Amended and Restated 2009 Equity Incentive Plan (the “Equity Plan”), pursuant to which awards of the Company’s common stock may be made to officers, directors, employees, consultants and agents of the Company and its subsidiaries. The number of shares available under our Equity Plan is equal to 10% of our outstanding shares of common stock, plus shares issuable upon exercise of our derivative securities (other than derivative securities granted pursuant to the Equity Plan). As of March 27, 2023, the total number of authorized shares for the purposes of determining the number of shares available under the Equity Plan is 181,976,893 (calculated based on 172,173,047 shares of common stock outstanding plus 9,803,846 shares issuable upon exercise of outstanding warrants (the “Outstanding Float”)), of which 2,747,236 (or approximately 1.5% of the Outstanding Float) currently remain available for issuance, and an aggregate of 10,510,038 shares (or approximately 5.8% of the Outstanding Float) are issuable under outstanding awards that have been granted under the Equity Plan. As described in Proposal 3, above, we have not granted any new awards under the Equity Plan after February 24, 2023 and will not grant any additional awards under the Equity Plan unless our 2023 Plan is not approved by our stockholders at the Annual Meeting. The maximum number of shares of common stock that may be issued (i) to any participant pursuant to awards under the plan (other than options or stock appreciation rights) that are intended to qualify as performance based compensation under the Internal Revenue Code must not exceed 500,000 shares, and (ii) to certain employees for the purposes of the Internal Revenue Code in respect of options or stock appreciation rights must not exceed 2,000,000 shares (or approximately 1.1% of the Outstanding Float) during any calendar year. In addition, the aggregate fair market value of common stock with respect to which incentive stock options are exercisable for the first time by an option holder under the Equity Plan or any other option plan of the Company must not exceed $100,000 in any calendar year. Options and other equity incentive awards under the Equity Plan may vest in periodic installments or may be fully vested at the time of grant, as determined by our board of directors. Options under the plan generally may have a term of up to 10 years, except in the case of certain participants where the term of options is limited to a term of up to 5 years. The exercise price of options is not less than 100% of the fair market value of the common stock on the date the option is granted, except in certain instances where the exercise price is set at 110% of such fair market value. Options and other equity awards granted under the Equity Plan are generally not transferable except by will or by the laws of descent and distribution, or unless otherwise specified by our board of directors. Our board of directors may amend the plan from time to time, provided that no amendment will be effective unless approved by the stockholders of the Company to the extent necessary to satisfy the requirements of applicable law or rules of any applicable securities exchange. If our stockholders approve the 2023 Plan at the Annual Meeting, we will terminate the Equity Plan and will not make any additional grants thereunder.

In accordance with the requirements of Section 613 of the TSX Company Manual, our annual burn rate under the Equity Plan as of the end of the fiscal years December 31, 2022, 2021 and 2020 was 0.57%, 1.46% and 1.882%, respectively. The annual burn rate is calculated by dividing (1) the total number of securities granted under the Equity Plan during the applicable fiscal year by (2) the weighted-average number of outstanding shares during the applicable fiscal year.

In December 2013, the board of directors approved and the Company adopted the 2013 Key Employee Long-Term Incentive Plan (the “KELTIP”), which became effective immediately. The KELTIP provides for the grant of units (“KELTIP Units”) to certain officers and key employees of the Company, which units will, once vested, entitle such officers and employees to receive, at the Company’s option, an amount, in cash or in Company common stock issued pursuant to a stockholder approved plan, measured generally by the price of the Company’s common stock on the settlement date. Units are not an actual equity interest in the Company and are solely unfunded and unsecured obligations of the Company that are not transferable and do not provide the holder with any stockholder rights. Payment of the settlement amount of vested KELTIP Units may be deferred until the earlier of a change of control of the Company or the date the grantee ceases to serve as an officer or employee of the Company and may be made in cash or common stock granted pursuant to the Equity Plan or another plan that may in the future be approved by the Company’s stockholders (such as the 2023 Plan).

Equity Compensation Plan Information

The following table includes information regarding our equity compensation plans as of December 31, 2022:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a))

Equity compensation plans approved by security holders	10,510,038	(1)	0.54	2,747,236

Equity compensation plans not approved by security holders	—		—	—

Total	10,510,038		0.54	2,747,236
(1)

The amount of shares reported in column (a) includes (i) 5,810,038 restricted stock units pursuant to the Deferred Compensation Plan for non-employee directors, pursuant to which the same number of shares are issuable to directors upon their cessation of service as directors, none of which have not vested and (ii) 4,700,000 KELTIP Units, pursuant to which the same or a lesser number of shares may be issued to Messrs. Rehn and Galassini and Ms. Weedman upon their termination of employment or a change of control, for shares that have vested. Each of the Deferred Compensation Plan and the KELTIP is an award program pursuant to our Equity Plan. For additional information regarding the Deferred Compensation Plan and the KELTIP, see “The Board and its Committees—Director Compensation” and “Executive Compensation—Summary Compensation Table”, respectively. The equity plan information reported in the table above is as of December 31, 2022. Note that the number of shares available under the Equity Plan will automatically increase or decrease from time to time to 10% of the Company’s outstanding shares of common stock, plus 10% of shares issuable upon exercise of the Company’s outstanding warrants. For additional information regarding the Equity Plan, see “Executive Compensation—Summary Compensation Table” above. If our stockholders approve the 2023 Plan at the Annual Meeting, we will terminate the Equity Plan and will not make any additional grants thereunder, and our 2023 Plan will be the sole equity incentive plan that we will use following the Annual Meeting.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the equity awards held by our named executive officers on December 31, 2022.

	Option Awards				Stock Awards
					Stock Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)

Warren M. Rehn	—	—	—	—	1,000,000	(1)	270,000

Julie Z. Weedman	—	—	—	—	300,000		114,000

John Galassini	—	—	—	—	500,000		200,000

Robert P. Vogels	—	—	—	—	—		—

(1)

Represents restricted stock units that vest in two equal tranches on the first two anniversaries of the date of grant, provided that the restricted stock units fully accelerate upon the occurrence of a Change of Control, as defined in the Equity plan. The market value of the restricted stock units is calculated by multiplying the target number of shares underlying the restricted stock units by $0.27, the closing price of the Company’s common stock on December 30, 2022.

Risk Assessment and Clawback Policy

The compensation committee believes that although a portion of compensation provided to our executive officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. In fact, the design of our compensation programs encourages our executives to remain focused on both short-term and long-term strategic goals. In addition, in 2023 our board of directors adopted a clawback policy, so in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations, or an administratively required restatement such as in connection with a stock combination or split) and any performance-based compensation paid to an executive officer would have been a lower amount if calculated based on the restated results, and such executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement, the Company will seek to recover for the Company the after-tax portion of the awarded compensation and the compensation that should have been paid based on the restated results.

Post-Employment Payments

Termination Not in Connection with a Change of Control. All of our full-time salaried employees, including each of our executives, are covered by our Severance Compensation Plan. If an executive’s employment is terminated by us other than for cause (as defined in the plan) and such termination is not in connection with or following a change of control, death, disability or retirement, the executive is entitled to receive a lump sum payment equal to the executive’s then current annual salary. We will also pay to the executive an amount equal to the difference between the monthly medical and/or dental premiums the executive was paying immediately prior to termination of employment and the total COBRA premium due in order to continue such insurance coverage. Our Incentive Bonus Plan provides that in such circumstances, the executive will be entitled to receive an amount equal to the executive’s target bonus percentage, multiplied by the amount of annual salary paid to the executive through the date of termination. No executive who is terminated for cause, terminates or otherwise voluntarily leaves his or her employment, or whose employment is terminated as a result of death, disability or retirement, is entitled to receive any benefits under the Severance Compensation Plan.

In addition, restrictions on unvested restricted shares will lapse and unvested KELTIP units will vest upon an executive’s termination of employment without cause, or as a result of the executive’s death, disability or retirement. If an executive’s employment terminates for any other reason, including for cause, prior to the scheduled vesting date of restricted shares or KELTIP units, the shares and units, respectively, are forfeited upon termination unless otherwise determined by the Company. Upon an executive’s retirement or termination without cause, all unvested options vest. If an executive’s employment terminates for cause or in the case of disability or death, all unvested options will immediately terminate. For the purpose of our restricted share and option awards, “retirement” means an executive’s termination of employment from the Company and a cessation of work in the executive’s profession as determined at the discretion of the board of directors or designated committee (i) on or after attaining age 55 and completing at least ten years of service, or (ii) on or after attaining age 62.

The following table describes the estimated potential payments and benefits under the Company’s compensation and benefit plans and agreements to which our named executive officers would have been entitled if a termination of employment had occurred as of December 31, 2022. Mr. Vogels retired as the Senior Vice President and Chief Financial Officer of the Company effective as of March 31, 2022 and the information shown below for Mr. Vogels reflects the actual payments and benefits Mr. Vogels received in connection with his retirement.

	Severance Payment (Salary)(1) ($)	Severance Payment (Bonus)(2) ($)	Health Insurance Premiums(3) ($)	Stock Awards(4) ($)	Total ($)
Warren M. Rehn

Termination without Cause	365,000	231,000	34,979	1,012,500

Death, Disability or Retirement	0	0	0	1,012,500	1,012,500

Julie Z. Weedman

Termination without Cause	250,000	125,000	32,060	121,500

Death, Disability or Retirement	0	0	0	121,500	121,500
John Galassini

Termination without Cause	275,000	137,500	15,599	135,000

Death, Disability or Retirement	0	0	0	135,000	135,000

Robert P. Vogels

Retirement	0	0	0	0	0

(1)	Reflects executive’s annual salary for the year ended December 31, 2022.
(2)

Reflects target bonus amounts for the year ended December 31, 2022, which for Mr. Rehn was 63% of his annual base salary, for Ms. Weedman was 50% of her annual base salary and for Mr. Galassini was 50% of his annual base salary.

(3)	We currently pay 100% of group health insurance premiums for medical and dental benefits. Amounts shown reflect 12 months of such premiums at rates in effect at December 31, 2022.
(4)

Reflects the value of outstanding KELTIP awards and restricted stock units calculated at $0.27 per share, the closing price of our common stock on the last trading day of 2022 (December 30, 2022) as reported on the NYSE American, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table”.

Termination in Connection with a Change of Control. We have entered into a Change of Control Agreement, as amended, with each of our named executive officers. Payments under a Change of Control Agreement are in lieu of payments pursuant to our Severance Compensation Plan and are triggered only if one of the following events occurs within two years after a change of control: (1) termination of employment by us other than for cause, disability or death, or (2) termination of employment by the executive for good reason. Upon the occurrence of a change of control, all restricted stock is no longer subject to restrictions, all unvested options vest, and all unvested KELTIP units vest in full. The amounts shown in the table below assume the occurrence of a change of control and one of the triggering termination events on December 31, 2022. These amounts are estimates of the amounts that would have been paid to the named executive officers upon the occurrence of such events. Actual future amounts can only be determined at the time of the named executive officer’s termination of employment. If payments made to the executive would subject the executive to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive would be entitled to receive an additional gross-up payment to cover the excise tax. Receipt of benefits upon termination is subject to the execution of a general release of claims by the named executive officer or his beneficiary.

	Cash Severance Payment (Salary)(1) ($)	Cash Severance Payment (Bonus)(2) ($)	Health Insurance Premiums(3) ($)	Other Insurance Benefits(4) ($)	Stock Awards(5) ($)	Total ($)

Warren M. Rehn	730,000	462,000	69,957	5,000	1,012,500	2,279,457

Julie Z. Weedman	500,000	250,000	64,120	5,000	121,500	940,620

John Galassini	550,000	275,000	31,199	5,000	135,000	996,199

Robert P. Vogels(6)	—	—	—	—	—	—

(1)

Each of Mr. Rehn, Ms. Weedman and Mr. Galassini is entitled to receive two times their highest annual base salary during the term of the Change of Control Agreement. At December 31, 2022, the highest annual base salary for Mr. Rehn was $365,000, for Ms. Weedman was $250,000 and for Mr. Galassini was $275,000. This amount must be paid in a lump sum within 10 business days after the date of termination of employment.

(2)

Each of Mr. Rehn, Ms. Weedman and Mr. Galassini is entitled to receive two times their respective target bonus amount. At December 31, 2022, the target bonus percentage for Mr. Rehn was 63% of his annual base salary, for Ms. Weedman was 50% of her annual base salary and for Mr. Galassini was 50% of his annual base salary. This amount must be paid in a lump sum within 10 business days after the date of termination of employment.

(3)

We will pay, on each executive’s behalf, the portion of premiums of the Company’s group health insurance, including coverage for each of their eligible dependents, that the Company paid immediately prior to the date of termination (“COBRA Payments”) for the period that such executive is entitled to coverage under COBRA, but not to exceed 24 months for Mr. Rehn, Ms. Weedman and Mr. Galassini. We will pay such COBRA Payments for the executive’s eligible dependents only for coverage for those dependents that were enrolled immediately prior to the date of termination. The executive will continue to be required to pay that portion of the premium of their health coverage, including coverage for eligible dependents that they were required to pay as an active employee immediately prior to the date of termination. If the executive is for any reason not eligible for coverage under COBRA for the full 24 month period, as applicable, we will pay to the executive a lump sum in an amount equal to the product of (i) the amount of the COBRA payment paid on his or her behalf for the final month of the COBRA Period and (ii) the number of months by which the executive’s period of COBRA coverage was less than 24 months. Amounts shown in the table above are not discounted to present value.

(4)

For the 24-month period immediately following the date of termination, we have agreed to provide to the executive, at a cost not to exceed an aggregate of $5,000, life, disability, and accident insurance benefits substantially similar to those that the executive was receiving immediately prior to the termination of employment. For the purpose of the above table, we have assumed that a benefit in the aggregate amount of $5,000 will be provided for the named executives.

(5)

Reflects the value of outstanding KELTIP awards calculated at $0.27 per share, the closing price of our common stock on the last trading day of 2022 (December 30, 2022) as reported on the NYSE American, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table”.

(6)

Mr. Vogels retired as the Senior Vice President and Chief Financial Officer of the Company effective as of March 31, 2022 and would not, therefore, be eligible for any severance or other benefits upon a qualifying termination following a change of control.

Pay Versus Performance Disclosure

The following pay versus performance disclosure is new this year, as required by rules recently adopted by the SEC in the fall of 2022. The disclosure required for smaller reporting companies consists of a Pay Versus Performance table and reconciliation of the information reported in the table. The SEC believes this disclosure will help stockholders better evaluate the link between executive pay and performance, both for the Company on a stand-alone basis and as compared to other publicly traded companies.

The pay versus performance table is highly regulated and requires pay disclosure that is significantly different than what we have customarily provided in the Summary Compensation Table and the other executive compensation tables in prior years. The table currently provides SEC mandated compensation data for fiscal years 2021 and 2022 for our NEOs, along with certain financial performance measures. In reviewing the table, our stockholders should note the following:

•

The amounts in columns (b) and (d) of the table are taken from or derived directly from the total compensation paid to the relevant NEOs as reported in this year’s or prior years’ Summary Compensation Tables;

•

The “compensation actually paid” in columns (c) and (e) represents a new type of compensation disclosure mandated by the SEC, the intent of which is to try and isolate the amount of compensation earned by the relevant NEO(s) in each year. To calculate “compensation actually paid,” we are required to start with the totals for that year as reported in the Summary Compensation Table, deduct the Summary Compensation Table values for stock and option awards, and then add back amounts for new and previously outstanding stock and option awards in a manner mandated by the SEC. The disclosure and calculations are complex and can be confusing, and the amounts determined in accordance with the rules often bear no relation to the money or the economic value received or monetized by a particular NEO in the given year. We therefore caution that the term “compensation actually paid” should not be read literally and does not actually reflect the “take home” amounts received by our NEOs in a given year;

•

The SEC rules require that we include in the Pay Versus Performance table information regarding our U.S. GAAP net income results. U.S. GAAP net income was not a performance metric in any of our compensation programs and did not affect the compensation awarded to our NEOs for the years covered by the Pay Versus Performance Table. We are nonetheless required to include such information in the table and we urge our investors to keep in mind that U.S. GAAP net income did not drive the amount of pay awarded to or realized by our NEOs; and

Pay Versus Performance Table

Year	Summary Compen- sation Table Total for PEO	Compen- sation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compen- sation Actually Paid to Non-PEO NEOs	Net Income
(a)	(b)	(c)	(d)	(e)	(h)
2022	$1,087,720	$787,720	$350,093	$350,093	($9,906,000)
2021	$1,341,986	$255,486	$773,577	$332,827	($2,095,000)

1.

Warren Rehn was the Company’s principal executive officer (“PEO”) for all of 2021 and 2022. The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Rehn for each year covered in the pay for performance table above (as reported in column (b), above) as compared to the Compensation Actually Paid to Mr. Rehn for each such covered year (as reported in column (c), above).

	2021	2022

Summary Compensation Table total for Mr. Rehn for the covered year	$1,341,986	$1,087,720

Less Stock awards as reported in the Summary Compensation Table for the covered year	$767,000	$400,000

Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$0	$400,000

Plus (Minus) Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(1,086,500)	$(300,000)

Plus Fair value of stock awards that are granted and vest in the covered fiscal year	$767,000	$0

Plus Change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$0	$0

Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	$0	$0

Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$0	$0
Compensation Actually Paid to Mr. Rehn for the covered year	$255,486	$787,720

2.

The following table contains a reconciliation of the average of the amounts reflected in the Summary Compensation Table for the company NEOs (other than the PEOs) for each year covered in the pay for performance table above (as reported in column (d), above) as compared to the Average Compensation Actually Paid to the non-PEO NEOs for each such covered year (as reported in column (e), above). The company NEOs (other than the PEOs) whose compensation is used to calculate the average amounts in the pay for performance table above for fiscal year 2021 is Robert Vogels and in fiscal year 2022 are Robert Vogels, Julie Weedman and John Galassini.

	2021	2022
Average of Summary Compensation Table Total for non-PEOs named executive officers	$773,577	$350,093

Less Average of stock awards as reported in the Summary Compensation Table for the covered year	$356,350	$123,667

Plus Average of fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$0	$104,667

Plus (Minus) Average of the change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(440,750)	$0

	2021	2022
Plus Average of fair value of stock awards that are granted and vest in the covered fiscal year	$356,350	$19,000
Plus Average of change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$0	$0
Less Average of the fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	$0	$0
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$0	$0
Average Compensation Actually Paid to the non-PEOs named executive officers for the covered year	$332,827	$350,093

Risk Management

The board has determined that risks arising from our compensation policies and practices for our executives and employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee and board of directors assess our compensation policies and practices from time to time to ensure that the incentives provided in our compensation arrangements do not emphasize short-term risk taking at the expense of decisions likely to enhance stockholder value over the long term.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. However, the Audit Committee Charter and our Code of Ethics and Business Conduct each provide guidelines for reviewing any “related party transaction”. In particular, the Audit Committee Charter requires that the Audit Committee review any transaction involving Golden Minerals and a related party at least once a year or upon any significant change in the transaction or relationship. Additionally, our Code of Ethics and Business Conduct prohibits conflicts of interest and provides non-exclusive examples of conduct that would violate the prohibition. If any of our employees are unsure as to whether a conflict of interest exists, the employee is instructed to consult with a specified compliance officer.

We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our board and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the board makes a formal determination regarding each director’s independence. If a director were determined no longer to be independent, that director, if he or she serves on any of the Audit Committee, the Corporate Governance and Nominating Committee, or the Compensation Committee, would be removed from such committee prior to (or otherwise would not participate in) any future meetings of the committee. If the transaction were to present a conflict of interest, the board would determine the appropriate response.

Indemnification Agreements with Officers and Directors

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted under Delaware law.

OWNERSHIP OF COMMON STOCK

The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 27, 2023 by:

•	each person known by us to beneficially hold 5% or more of our outstanding common stock,

•	each of our directors,

•	each of our named executive officers, and

•	all of our executive officers and directors as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the common stock indicated.

Directors, Executive Officers and 5% Stockholders of Golden Minerals (1)	Beneficial Ownership as of March 27, 2023 (2)
	Number	Percentage

The Sentient Group (3)	37,650,684	22%

Warren M. Rehn (4)	5,250,000	3%

Jeffrey G. Clevenger (5)	1,402,683	*

W. Durand Eppler (6)	830,279	*

Deborah J. Friedman (7)	200,000	*

Kevin R. Morano (8)	744,279	*

Terry M. Palmer (9)	745,279	*

David H. Watkins (10)	747,279	*

Julie Z. Weedman (11)	335,000	*

John Galassini (12)	270,000	*

Directors and Executive Officers as a group (9 persons) (13)	10,524,799	6%

*	The percentage of common stock beneficially owned is less than 1%.
(1)	The address of these persons, unless otherwise noted, is c/o Golden Minerals Company, 350 Indiana Street, Suite 650, Golden, Colorado 80401.
(2)

For each holder that holds restricted stock, options, restricted stock units, warrants or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 27, 2023, we treat the common stock underlying those securities as owned by that holder and as outstanding shares when we calculate that holder’s percentage ownership of our common stock. We do not treat that common stock as outstanding when we calculate the percentage ownership of any other holder.

(3)

The amount in the table is based on a Schedule 13D/A filed with the SEC on March 1, 2021 by Sentient Global Resources Fund III, L.P. (“Fund III”), SGRF III Parallel I, L.P. (“Parallel I”), Sentient Executive GP III, Limited (“Sentient Executive III”), Sentient GP III, L.P. (“GP III”), Sentient GP IV, L.P. (“GP IV”), Sentient Global Resources Fund IV, L.P. (“Fund IV”), and Sentient Executive GP IV, Limited (“Sentient Executive IV”) The foregoing are collectively referred to in the table as “Sentient”. Fund III and Parallel I are both Cayman Islands limited partnerships. On December 14, 2020, Parallel I combined with Fund III and as a result, is no longer a separate reporting person. Fund III, together with Parallel I, beneficially now owns zero shares of our common stock, respectively. The sole general partner of each is GP III, which is a Cayman Islands limited partnership. The sole general partner of GP III is Sentient Executive III, which is a Cayman Islands exempted company. Fund IV is a Cayman Islands limited partnership and owns 37,650,684 shares of our common stock. The sole general partner of Fund IV is GP IV, which is a Cayman Islands limited partnership. The sole general partner of GP IV is Sentient Executive IV, which is a Cayman Islands exempted company. Greg Link, Peter Weidmann, Andrew Pullar and Mike de Leeuw are the directors of Sentient Executive III. Greg Link, Peter Weidmann, Andrew Pullar, Mike de Leeuw and Pieter Britz are the directors of Sentient Executive IV. These directors collectively have voting and dispositive power over the Company’s shares held by Sentient upon the unanimous vote of all such directors. The address of the principal offices of the reporting persons (Fund III, Parallel I, Sentient Executive III, GP III, GP IV, Fund IV, and Sentient Executive IV) is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

(4)

Consists of 500,000 shares of common stock held directly; 1,000,000 restricted stock units which are vested or will vest within 60 days following March 27, 2023 and 3,750,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company. Does not include 10,000 shares of common stock owned by Mr. Rehn’s spouse for which he disclaims beneficial ownership.

(5)

Consists of 562,683 shares of common stock held directly; and 840,000 restricted stock units which are vested or will vest within 60 days following March 27, 2023. Does not include 3,200 shares of common stock owned by Mr. Clevenger’s spouse for which he disclaims beneficial ownership.

(6)	Consists of 93,000 shares of common stock held directly; and 737,279 restricted stock units, all of which are vested or will vest within 60 days following March 27, 2023.
(7)	Consists of 200,000 restricted stock units, all of which are vested or will vest within 60 days following March 27, 2023.
(8)	Consists of 7,000 shares of common stock held directly; and 737,279 restricted stock units, all of which are vested or will vest within 60 days following March 27, 2023.
(9)	Consists of 8,000 shares of common stock held directly; and 737,279 restricted stock units, all of which are vested or will vest within 60 days following March 27, 2023.
(10)	Consists of 10,000 shares of common stock held directly; and 737,279 restricted stock units, all of which are vested or will vest within 60 days following March 27, 2023.
(11)

Consists of 35,000 shares of common stock held directly; and 300,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

(12)

Consists of 20,000 shares of common stock held directly; and 250,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

(13)

Consists of 10,524,799 shares of common stock held directly; 4,989,116 shares of restricted stock units that are vested or will vest within 60 days following March 27, 2023; and 4,300,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is currently comprised of Terry M. Palmer (Chairman), W. Durand Eppler and Deborah J. Friedman. The Audit Committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the board of directors, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of the Company.

Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that an audit of the annual financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The Audit Committee has met and held discussions with management and the independent auditors on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and the independent auditors the Company’s consolidated financial statements as of and for the year ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP. The Audit Committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to the Statement of Auditing Standards, as amended, the Public Company Accounting Oversight Board (PCAOB) Auditing Standards and the NYSE American listing standards. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with the independent auditors their independence. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the board of directors approve the audited financial statements for inclusion in the Company’s annual report on Form 10-K for the year ended December 31, 2022, and the board of directors accepted the Audit Committee’s recommendations.

Submitted by the Members of the Audit Committee:

Terry M. Palmer, Chairman

W. Durand Eppler

Deborah J. Friedman

OTHER INFORMATION

Stockholder Proposals

Stockholders may present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules must be received by us on or before December 6, 2023, to be included in our proxy statement for the annual meeting of stockholders in 2024. In addition, in accordance with our Bylaws, if a stockholder proposal is not received by us between January 27, 2024, and the close of business on February 26, 2024, it will not be considered or voted on at the annual meeting. Our Bylaws also contain other procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

OTHER MATTERS

Our management and the board of directors know of no other matters to be brought before the annual meeting. If other matters are presented properly to the stockholders for action at the annual meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the annual meeting, as we hope you will, you may vote your shares during the meeting.

By order of the Board of Directors,

Julie Z. Weedman
Corporate Secretary

Our Annual Report on Form 10-K filed with the Securities and Exchange Commission (including exhibits) may be obtained at no charge by any stockholder entitled to vote at the annual meeting who writes to: Karen Winkler, Director of Investor Relations, Golden Minerals Company, 350 Indiana Street, Suite 650, Golden, Colorado 80401 or at investor.relations@goldenminerals.com.

APPENDIX A

GOLDEN MINERALS COMPANY

2023 EQUITY INCENTIVE PLAN

Adopted by the Board on February 24, 2023

Approved by the Company’s stockholders on [•], 2023

1.	ESTABLISHMENT AND PURPOSE OF PLAN

Golden Minerals Company, a Delaware corporation (the “Company”), hereby establishes the Golden Minerals Company 2023 Equity Incentive Plan (the “Plan”) as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company’s stockholders.

2.	DEFINITIONS

2.1	Defined Terms. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

a.

“Administrator” shall mean the Board or one or more Committees appointed by the Board (or appointed by another Committee within that Committee’s delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.

b.	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

c.

“Award” shall mean any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.

d.

“Award Agreement” shall mean a written or electronic Award agreement between the Company and a Participant evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.

e.	“Board” shall mean the board of directors of the Company.

f.

“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events, in each case as determined by the Administrator: (i) Participant’s gross negligence or willful misconduct in connection with the performance of his or her duties; (ii) Participant’s conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or dishonesty under the laws of the United States or any state thereof; (iii) Participant’s conduct that brings the Company into substantial public disgrace or disrepute; (iv) Participant’s performance of any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; (vi) Participant’s substantial and repeated failure to perform duties as reasonably directed by the Board, or (vi) Participant’s material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Participant and the Company. Any determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive. For purposes of this definition, the term “Company” shall be interpreted to include any Subsidiary, Affiliate or parent of the Company, as appropriate.

g.	“Change in Control” shall mean the occurrence of any of the following events:

1.

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the acquisition of additional securities by any one Person, who is already considered to beneficially own more than thirty-five percent (35%) of the Outstanding Company Voting Securities, will not be considered a Change in Control; or

2.

a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (2), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

3.

A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (3), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (3). For purposes of this subsection (3), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

If the occurrence of a Change in Control is a payment event for an Award that is “non-qualified deferred compensation” subject to Code Section 409A, then a Change in Control will be deemed to have occurred only if the transaction is also a “change in ownership or effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

h.	“Code” shall mean the Internal Revenue Code of 1986, as amended.

i.

“Committee” shall mean the compensation committee of the Board, or such other Committee of the Board to which administration of the Plan, or a part of the Plan, has been duly delegated as permitted by applicable law and in accordance with the Plan.

j.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.

k.	“Company” shall mean Golden Minerals Company, a Delaware corporation.

l.

“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code; provided that, if the occurrence of a Disability is a payment event for an Award that is “non-qualified deferred compensation” subject to Code Section 409A, then a Disability will be deemed to have occurred only if the Participant’s condition also qualifies as a “disability” for purposes of Code Section 409A.

m.	“Effective Date” shall mean the date on which this Plan is approved by the stockholders of the Company.

n.

“Eligible Person” shall mean any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries, (b) a non-employee director of the Company or one of its Subsidiaries, or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or to the Company’s compliance with any other applicable laws.

o.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

p.

“Fair Market Value” shall mean the fair market value of a share of Common Stock as of a particular date, determined as follows: (i) if the Common Stock is then listed on a national securities exchange of national market system, the closing sale price reported for such share of Common Stock for the last market trading day prior to the particular date for which Fair Market Value is being determined, as reported on the national securities exchange or national market system on which such stock is principally traded, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

q.	“Incentive Stock Option” or “ISO” shall mean an Option that is intended to comply with the requirements of Section 422 of the Code.

r.	“Non-Qualified Stock Option” shall mean an Option that is not intended to comply with the requirements of Section 422 of the Code.

s.

“Option” shall mean a right to purchase a specified number of shares of Common Stock during a specified period at a fixed exercise price as determined by the Administrator, granted pursuant to Section 6.1.1.

t.	“Other-Stock Based Award” shall mean a stock-based Award issued pursuant to Section 6.1.7.

u.	“Participant” shall mean any Eligible Person that has been issued an Award under the Plan.

v.

“Performance Stock Unit” or “PSU” shall mean an Award evidencing the right to receive shares of Common Stock or equivalent value (as determined by the Administrator) based on the attainment of certain performance goals, issued pursuant to Section 6.1.5.

w.	“Plan” shall have the meaning set forth in Section 1 hereof.

x.	“Prior Plan” shall mean the Golden Minerals Company Amended and Restated 2009 Equity Incentive Plan.

y.	“Restricted Stock” shall mean shares of Common Stock that are subject to forfeiture and restrictions on transferability, issued pursuant to Section 6.1.3.

z.

“Restricted Stock Unit” or “RSU” shall mean a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions, issued pursuant to Section 6.1.4.

aa.	“Section 409A” shall mean section 409A of the Code and related Treasury regulations and guidance promulgated thereunder.

bb.	“Securities Act” shall mean the Securities Act of 1933, as amended.

cc.	“Share Limit” shall have the number of shares available for issuance under the Plan as set forth in Section 4.1.

dd.	“Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation value on the shares of Common Stock subject to the Award, issued pursuant to Section 6.1.2.

ee.	“Subsidiary” shall mean any corporation (other than the Company) or other entity controlled by the Company directly or indirectly though one or more intermediaries.

2.2

Construction. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

3.	PLAN ADMINISTRATION

3.1

Plan Administrator. This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any Committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law and the rules of any applicable stock exchange. A Committee may delegate some or all of its authority to another Committee so constituted. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the rules of any applicable stock exchange, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different Committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a Committee consisting solely of independent directors.

3.2

Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things deemed necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a delegation to a Committee or one or more officers, within the authority delegated to that Committee or person(s)), including, without limitation, the authority to:

a.	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

b.

grant Awards to Eligible Persons, determine the type of Awards to be granted, the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

c.	approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

d.

construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

e.	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;

f.

accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten (10)-year term of such Awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 10.5.5;

g.

adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case (except due to an adjustment contemplated by Section 8) shall the terms of any outstanding Awards be amended (by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan, or be exchanged for cash, other Award or Option or Stock Appreciation Right with an exercise price that is less than the per share exercise price of the original Option or Stock Appreciation Right, without stockholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2g shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A;

h.

determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award);

i.

determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;

j.	acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and

k.	determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3

Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

3.4

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5

Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1

Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.9, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to 9,000,000, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

4.2

Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain or become available under this Plan. Notwithstanding the foregoing, shares of Common Stock that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares of Common Stock remaining available for issuance under the Plan.

4.3

Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.	PARTICIPATION

The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. The Administrator shall, in its sole and absolute discretion, select from among the Eligible Persons those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Persons differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

6.	AWARDS

6.1

Type and Form of Awards. The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries. The types of Awards that may be granted under this Plan are:

6.1.1	Stock Options.

a.

General Option Provisions. Options may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Award Agreement for an Option will indicate if the Option is intended to be an ISO or a Non-Qualified Stock Option. The maximum term of each Option (whether an ISO or a Non-Qualified Stock Option) shall be ten (10) years. The per share exercise price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the

Administrator in its discretion. When an Option is exercised, the exercise price for the shares underlying such Option shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.

b.

Additional Rules Applicable to ISOs. Notwithstanding the general Option rules set forth in Section 6.1.1a, the following rules shall apply to Options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or its Subsidiaries (for this purpose, the term “subsidiary” is as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least fifty percent (50%) of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable Option) of shares of Common Stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such Options shall be treated as Non-Qualified Stock Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. An Award Agreement relating to ISOs may contain such other terms and conditions as from time to time are required in order for the Option to be considered an “incentive stock option,” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option and the term of such Option does not exceed five (5) years from the date such Option is granted.

6.1.2

Stock Appreciation Rights. A SAR is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock, or a combination of the two, equal to (or having a Fair Market Value equal to) the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the “base price” applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Company’s Common Stock on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

6.1.3	Restricted Stock.

a.

General Restricted Stock Provisions. Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to the provisions of Section 6.1.3c and Section 6.8).

b.

Certificates for Shares. Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.

c.

Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, any cash dividends paid on shares of Restricted Stock and any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, and subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, subject to the same vesting schedule as the Restricted Stock to which the dividend relates.

6.1.4	Restricted Stock Units.

a.

Grant of Restricted Stock Units. An RSU represents the right to receive from the Company on the relevant scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award Agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

b.

Dividend Equivalent Accounts. If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator shall provide dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant’s account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the same time as payment of the RSU.

c.

Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.5	Performance Stock Units.

a.

Grant of Performance Stock Units. A PSU is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned (if any) to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.

b.

Dividend Equivalent Accounts. If (and only if) required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case a Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to the Participant had the Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.

c.

Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.6

Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.7 below). Cash Awards may be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

6.1.7

Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of, or related to, the Common Stock and/or returns thereon.

6.2

Award Agreements. Each Award (other than cash Awards described in Section 6.1.6) shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

6.3

Deferrals and Settlements. Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of Awards in cash shall be structured in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A of the Code.

6.4

Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

a.	services rendered by the recipient of such Award;

b.	cash, check payable to the order of the Company, or electronic funds transfer;

c.	notice and third-party payment in such manner as may be authorized by the Administrator;

d.	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

e.	by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

f.

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with an approved broker or dealer who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant at least six (6) months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares with respect to any Award unless and until it receives full payment of the exercise or purchase price therefor and any related withholding amounts under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

6.5

Minimum Vesting Schedule. Except as provided below, all Awards granted under the Plan shall have a minimum one (1) year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one (1) year after the date of grant of such Award. Notwithstanding the foregoing, up to five percent (5%) of the total number of shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described above. The Administrator may adopt reasonable counting procedures to determine whether the five percent (5%) limit in the preceding sentence has been attained.

6.6	Transfer Restrictions.

6.6.1

Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 6.6, by applicable law or by an Award Agreement, as the same may be amended, (a) all Awards are non-transferable by the Participant and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

6.6.2

Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

6.6.3	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 6.6.1 shall not apply to:

a.	transfers to the Company,

b.

the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

c.	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

d.	subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

e.

the authorization by the Administrator of “cashless exercise” procedures with approved brokers or dealers who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

6.7

International Awards. One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.8

Dividend and Dividend Equivalents. Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of the Award to which they relate.

7.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

7.1	Termination of Employment.

7.1.1

Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award Agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

7.1.2

General. For any Award issued under the Plan, unless the Award Agreement provides otherwise, the portion of such Award that is unvested at the time that a Participant’s employment or service is terminated for any or no reason shall be forfeited and reacquired by the Company; provided however, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

7.1.3	Stock Options and SARs. For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire:

a.

three (3) months after the last day that the Participant is employed by, or provides services to, the Company or its Subsidiaries (provided however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one (1) year following the date of the Participant’s death within which to exercise such Option or SAR);

b.

twelve (12) months after the last day that the Participant is employed by, or provides services to, the Company or a Subsidiary in the case of a Participant whose termination of employment or service is due to death or Disability; and

c.	immediately upon a Participant’s termination for Cause.

The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of a Participant’s employment or service, including, but not limited to, the question of whether a leave of absence constitutes a termination of employment or service and whether a Participant’s termination is for Cause.

7.2

Events Not Deemed Terminations of Service. Unless the express policy of the Company or any of its Subsidiaries or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.3

Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Participant has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award in accordance with Section 409A, as applicable. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

7.4

Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.	ADJUSTMENTS; ACCELERATION

8.1

Adjustments. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), or (d) any exchange of Common Stock or other securities of the Company, or any similar unusual or extraordinary corporate event or transaction affecting the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the Share Limit and the limit on the number of ISOs issuable under the Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant. Any determinations made by the Administrator pursuant to this Section 8.1 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

8.2

Change in Control. Unless otherwise provided in an applicable Award Agreement, in the event of a Change in Control, the Administrator shall have full discretion to take whatever actions it deems necessary or appropriate with respect to outstanding Awards, including, but not limited to: (a) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control (such as a termination without Cause) as the Administrator determines in its sole and absolute discretion, (b) to provide for the assumption of such Awards or portions thereof or the substitution of such Awards or portions thereof with similar awards of the surviving or acquiring company or parent thereof, in a manner designed to comply with Section 409A of the Code, (c) to provide for the settlement in cash or property and cancellation of any Award or portions thereof immediately prior to such Change in Control, which settlement may, in a manner designed to comply with Code Section 409A, be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control, and (d) take any other actions as the Administrator deems necessary or advisable in connection with such Change in Control transaction; provided, however, that in the event the surviving or acquiring company does not assume the outstanding Awards or portions thereof or substitute similar stock awards for those outstanding under the Plan as of the Change in Control, then (a) the vesting and exercisability, if applicable, of all Awards or portions thereof shall be accelerated in full immediately prior to such Change in Control, with all performance goals or other vesting criteria applicable to any performance-based Awards deemed achieved based on performance measured through the date of the Change in Control, and (b) such outstanding Awards or portions thereof shall terminate and/or be payable upon the occurrence of the Change in Control. The Administrator may take different actions with respect to different Participants under the Plan, different Awards under the Plan, and different portions of Awards granted under the Plan.

9.	TAX PROVISIONS

9.1	Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

a.

require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold; and

b.

deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 10.1) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant’s applicable jurisdictions.

9.2

Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

9.3

Requirement of Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Common Stock delivered to the Participant pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

10.	OTHER PROVISIONS

10.1

Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of the counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or any of its Subsidiaries, provide such assurances and representations to the Company or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

10.2

Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

10.3

No Employment/Service Contract. Nothing contained in this Plan or in any other documents under this Plan or in any Award Agreement shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or any of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at-will, nor shall interfere in any way with the right of the Company or its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without Cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

10.4

Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or any of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan or of any related documents, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.5	Effective Date, Termination and Suspension, Amendments.

10.5.1

Effective Date and Termination. This Plan was approved by the Board and shall become effective upon approval by the stockholders of the Company. Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten (10) years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

10.5.2

Amendment; Termination. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

10.5.3

Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange rule or required to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Company.

10.5.4

Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator may by agreement or resolution waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3.2 and 10.5.5) may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and stockholder approval requirements set forth in Section 3.2g.

10.5.5

Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

10.6

Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.

10.7	Governing Law; Severability; Construction.

10.7.1

Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, except as may be otherwise provided in a particular agreement.

10.7.2

Severability. If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

10.7.3	Plan Construction.

a.

Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

b.

Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.

c.

No Guarantee of Favorable Tax Treatment. Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

10.8

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation right, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

10.9

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

10.10

No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

10.11

Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing, or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

10.12	Restrictive Covenants; Cause Forfeiture; Clawback Policy.

10.12.1

Restrictive Covenants. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation or post-employment cooperation agreement with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.

10.12.2	Annulment upon Termination for Cause. The Administrator may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause.

10.12.3

Awards Subject to Clawback. Notwithstanding any other provision of this Plan to the contrary, any Award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such Award or amount. By accepting an Award or the payment of any amount under the Plan, each Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

10.13

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

As adopted by the Board of Directors of Golden Minerals Company on February 24, 2023.

APPENDIX B

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF GOLDEN MINERALS COMPANY

a Delaware corporation

* * * * *

Pursuant to Section 242

of the Delaware General Corporation Law

* * * * *

Golden Minerals Company, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY as follows:

1.

The name of the corporation is Golden Minerals Company. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 6, 2009. The corporation filed its Amended and Restated Certificate of Incorporation with the Secretary of State on March 24, 2009. The Amended and Restated Certificate of Incorporation was amended on September 2, 2011, May 19, 2016, and June 11, 2020.

2.

ARTICLE IV, Section 4.1 of the Corporation’s Amended and Restated Certificate of Incorporation shall be amended by inserting the following language at the end of such section which shall read as follows:

(d) Effective as of the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [•]1 shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive a whole share of Common Stock in lieu of such fractional share.

3.	Upon the Effective Time, ARTICLE IV, Section 4.1(a) is hereby amended to read in its entirety as follows:

(a)	The total number of shares of common stock, par value $0.01 per share (“Common Stock”), that the Company is authorized to issue is [•][2]

4.	This Certificate of Amendment shall become effective as of [•] as of [•] [a.m/p.m.]

5.	This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer as of the [•] day of [•], [•].

Golden Minerals Company,
a Delaware corporation

By:
Its:

1 To be based on a reverse stock split ratio of between 1:2 and 1:25, as determined by the Board of Directors.

2 To be based on the number of authorized shares corresponding to the reverse stock split ratio determined by the Board of Directors shown in the table included in Proposal 5.

APPENDIX C

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF GOLDEN MINERALS COMPANY

a Delaware corporation

* * * * *

Pursuant to Section 242

of the Delaware General Corporation Law

* * * * *

Golden Minerals Company, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY as follows:

1.

The name of the corporation is Golden Minerals Company. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 6, 2009. The corporation filed its Amended and Restated Certificate of Incorporation with the Secretary of State on March 24, 2009. The Amended and Restated Certificate of Incorporation was amended on September 2, 2011, May 19, 2016, and June 11, 2020.

2.	Article 8.1 of the Amended and Restated Certificate of Incorporation, as amended, is hereby deleted and replaced in its entirety to read as follows:

“To the fullest extent permitted by law, a director or officer of the corporation shall not be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of a director, under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) in the case of an officer, in any action by or in the right of the Company. If the General Corporation Law of the State of Delaware is hereafter amended, changed or modified in any way to further eliminate or limit the liability of directors or officers to the Company or its stockholders or third parties, then directors and officers of the Company, in addition to the circumstances in which directors and officers are not personally liable as set forth in the preceding sentence, shall also not be personally liable to the Company or its stockholders or third parties for monetary damages to such further extent permitted by such amendment, change or modification.

Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director or officer of the Company relating to claims arising in connection with events which took place prior to the date of such amendment, repeal or modification.”

3.	Except as provided in this amendment, the Amended and Restated Certificate of Incorporation, as amended, is unchanged and remains in full force and effect.

4.	This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amendment to the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer as of the [•] day of [•], 2023.

Golden Minerals Company,
a Delaware corporation

By:
Its: